                                      LEASE


                                      from:

                          CWLT ROSELAND EXCHANGE L.L.C.

                                     Lessor





                                       to:

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.

                                     Lessee



                                    Building:
                             105 Eisenhower Parkway
                              Roseland, New Jersey



                                                       TABLE OF CONTENTS
                                                       -----------------
1.       DESCRIPTION:.............................................................................................4
         -----------
2.       TERM:....................................................................................................4
         ----
3.       BASIC RENT:..............................................................................................4
         ----------
4.       USE AND OCCUPANCY:.......................................................................................4
         -----------------
5.       CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:...............................................................4
         -----------------------------------------
6.       ALTERATIONS, ADDITIONS OR IMPROVEMENTS:..................................................................7
         --------------------------------------
7.       ACTIVITIES INCREASING FIRE INSURANCE RATES:..............................................................7
         ------------------------------------------
8.       ASSIGNMENT AND SUBLEASE:.................................................................................7
         -----------------------
9.       COMPLIANCE WITH RULES AND REGULATIONS:..................................................................11
         -------------------------------------
10.      DAMAGES TO BUILDING:....................................................................................11
         -------------------
11.      EMINENT DOMAIN:.........................................................................................12
         --------------
12.      INSOLVENCY OF LESSEE:...................................................................................12
         --------------------
13.      LESSOR'S REMEDIES ON DEFAULT:...........................................................................12
         ----------------------------
14.      DEFICIENCY:.............................................................................................12
         ----------
15.      SUBORDINATION OF LEASE:.................................................................................13
         ----------------------
16.      SECURITY DEPOSIT:.......................................................................................14
         ----------------
17.      RIGHT TO CURE LESSEE'S BREACH:..........................................................................14
         -----------------------------
18.      MECHANIC'S LIENS:.......................................................................................14
         ----------------
19.      RIGHT TO INSPECT AND REPAIR:............................................................................14
         ---------------------------
20.      SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:.................................................15
         ------------------------------------------------------
21.      INTERRUPTION OF SERVICES OR USE:........................................................................15
         -------------------------------
22.      BUILDING STANDARD OFFICE ELECTRICAL SERVICE:............................................................16
         -------------------------------------------
23.      ADDITIONAL RENT:........................................................................................18
         ---------------
24.      LESSEE'S ESTOPPEL:......................................................................................23
         -----------------
25.      HOLDOVER TENANCY:.......................................................................................23
         ----------------
26.      RIGHT TO SHOW PREMISES:.................................................................................24
         ----------------------
27.      LESSOR'S WORK - LESSEE'S DRAWINGS:......................................................................24
         ---------------------------------
28.      WAIVER OF TRIAL BY JURY:................................................................................24
         -----------------------
29.      LATE CHARGE:............................................................................................24
         -----------
30.      LESSEE'S INSURANCE:.....................................................................................24
         ------------------

                                       i

31.      NO OTHER REPRESENTATIONS:...............................................................................26
         ------------------------
32.      QUIET ENJOYMENT:........................................................................................27
         ---------------
33.      INDEMNITY:..............................................................................................27
         ---------
34.      ARTICLE HEADINGS:.......................................................................................27
         ----------------
35.      APPLICABILITY TO HEIRS AND ASSIGNS:.....................................................................27
         ----------------------------------
36.      OUTSIDE PARKING SPACES:.................................................................................27
         ----------------------
37.      LESSOR'S LIABILITY FOR LOSS OF PROPERTY:................................................................28
         ---------------------------------------
38.      PARTIAL INVALIDITY:.....................................................................................28
         ------------------
39.      LESSEE'S BROKER:........................................................................................29
         ---------------
40.      PERSONAL LIABILITY:.....................................................................................29
         ------------------
41.      NO OPTION:..............................................................................................29
         ---------
42.      DEFINITIONS:............................................................................................29
         -----------
43.      LEASE COMMENCEMENT:.....................................................................................30
         ------------------
44.      NOTICES:................................................................................................31
         -------
45.      ACCORD AND SATISFACTION:................................................................................31
         -----------------------
46.      EFFECT OF WAIVERS:......................................................................................31
         -----------------
47.      LEASE CONDITION:........................................................................................32
         ---------------
48.      MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:.............................................................32
         ------------------------------------------
49.      LESSOR'S RESERVED RIGHT:................................................................................32
         -----------------------
50.      CORPORATE AUTHORITY:....................................................................................32
         -------------------
51.      AFTER-HOURS USE:........................................................................................32
         ---------------
52.      LESSEE'S EXPANSION/RELOCATION:..........................................................................33
         -----------------------------
53.      BUILDING PERMIT:........................................................................................33
         ---------------
54.      RIGHT OF FIRST OFFER:...................................................................................34
         --------------------
55.      TERMINATION OPTION:.....................................................................................36
         ------------------
56.      FOOD SERVICE:...........................................................................................37
         ------------
57.      FURNITURE AND PHONE SYSTEM:.............................................................................38
         --------------------------


         LEASE, is made the _____ day of _________, 2003 between CWLT ROSELAND EXCHANGE L.L.C. (herein referred to as "Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and AMERICAN BUSINESS FINANCIAL SERVICES, INC. (herein referred to as "Lessee") whose address is 111 Presidential Boulevard, Bala Cynwyd, Pennsylvania 19004.

                                    PREAMBLE
                                    --------

                     BASIC LEASE PROVISIONS AND DEFINITIONS

In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1. ADDITIONAL RENT shall mean all sums in addition to Fixed Basic Rent payable by Lessee to Lessor pursuant to the provisions of the Lease.

2.       BASE PERIOD COSTS shall mean the following:

         A. Base Operating Costs: Those Operating Costs incurred during Calendar Year 2003.

         B. Base Real Estate Taxes: Those Real Estate Taxes incurred during Calendar Year 2003.

         C.    Insurance Cost Expense Stop: $39,600.00

         D.    Utility and Energy Costs Expense Stop: $220,000.00

3.       BUILDING shall mean 105 Eisenhower Parkway, Roseland, New Jersey.

4.       BUILDING HOLIDAYS shall be those shown on Exhibit E.

5. BUILDING HOURS shall be Monday through Friday, 8:00 a.m. to 7:00 p.m., and Saturdays 8:00 a.m. to 1:00 p.m., but excluding those holidays as set forth on Exhibit E attached hereto and made a part hereof, except that Common Facilities, lighting in the Building and Office Building Area shall be maintained for such additional hours as, in Lessor's sole judgement, is necessary or desirable to insure proper operating of the Building and Office Building Area.

6. COMMENCEMENT DATE is May 27, 2003 and shall for purposes hereof be subject to Articles 27 and 43 hereof. In no event shall the Commencement Date be earlier than May 27, 2003. In any event, the Commencement Date shall not occur until the Monday following the date of Lessor's substantial completion of the Premises (as more fully set forth in Article 27 and Exhibit C hereof). If such Monday is a Building Holiday set forth on Exhibit E, then the Commencement Date shall be on the Tuesday immediately following such Building Holiday. Lessor shall give Lessee not less than three (3) weeks prior notice of Lessor's substantial completion of the Premises.

7. DEMISED PREMISES OR PREMISES shall be deemed to be 31,160 gross rentable square feet on the fourth (4th) floor of the Building as shown on Exhibit A attached hereto, which includes an allocable share of the Common Facilities as defined in Article 42(b). The parties acknowledge that the gross rentable area of the Premises is still subject to the approval of the plans for such space by both parties. Upon the approval of the plans for such space by both parties, the parties shall enter into a supplement to this Lease confirming the gross rentable area of the Premises and any adjustments to the Fixed Basic Rent payable by Lessee, Lessee's Percentage, the Termination Fee and Lessor's Allowance.

8. EXHIBITS shall be the following, attached to this Lease and incorporated herein and made a part hereof.

              Exhibit A                     Location of Premises
              Exhibit A-1                   Office Building Area
              Exhibit B                     Rules and Regulations
              Exhibit C                     Lessor's Work
              Exhibit C-1                   Air Conditioning &
                                            Heating Design Standards
              Exhibit D                     Cleaning Services
              Exhibit E                     Building Holidays
              Exhibit F                     Tenant Estoppel Certificate
              Exhibit G                     Commencement Date Agreement
              Exhibit H                     Letter of Credit

9. EXPIRATION DATE shall be the last day of the month in which the day before the eight (8) year and eight (8) month anniversary of the Commencement Date occurs, subject to Article 55 hereof.

10.      FIXED BASIC RENT shall be payable as follows:

         Month             Yearly Rate               Monthly Installment
         -----             -----------               -------------------
         1-8               $0.00                     $0.00
         9-36              $763,420.00               $63,618.33
         37-60             $825,740.00               $68,811.67
         61-104            $888,060.00               $74,005.00

11.      LESSEE'S BROKER shall mean none.

12. LESSEE'S PERCENTAGE shall be 14.16% subject to adjustment as provided for in Article 42(d).

13.      OFFICE BUILDING AREA is as set forth on Exhibit A-1.

14.      PARKING SPACES shall mean a total of 133 spaces.

              Reserved:   8 (such spaces to be designated for Lessee's sole use)

              Unassigned: 125

15. PERMITTED USE Lessee shall use and occupy the Premises as an office for general office and administrative purposes, data processing, training and for all lawful functions and purposes ancillary to general office and administrative purposes and for no other purpose.

16.      SECURITY DEPOSIT shall be $206,435.01.

         Lessee may deliver to Lessor, in lieu of the cash deposit set forth in this Article an irrevocable negotiable letter of credit issued by and drawn upon such commercial bank selected by Lessee and acceptable to Lessor (at its sole discretion) and in form and content acceptable to Lessor (also at its sole discretion) (the form attached hereto as Exhibit H shall be deemed acceptable to Lessor) for the account of Lessor, in the sum of $206,435.01. Said letter of credit shall be for a term of not less than one (l) year and shall be renewed by Lessee (without notice from Lessor) no later than thirty (30) days prior to its expiration, and the expiration of each replacement thereof, until Lessor shall be required to return the security to Lessee pursuant to the terms of this Lease but in no event earlier than thirty (30) days after the Expiration Date, and each such renewed letter of credit shall be delivered to Lessor no later than sixty (60) days prior to the expiration of the letter of credit then held by Lessor. If any portion of the security deposit shall be utilized by Lessor in the manner permitted by this Lease, Lessee shall, within five (5) business days after request by Lessor, replenish the security account by depositing with Lessor, in cash or by letter of credit, an amount equal to that utilized by Lessor. Failure of Lessee to comply strictly with the provisions of this Article shall constitute a material breach of this Lease and Lessor shall be entitled to present the letter of credit then held by it for payment (without notice to Lessee). If the cash security is converted into a letter of credit, the provisions with respect to letters of credit shall apply (with the necessary changes in points of detail) to such letter of credit deposit. In the event of a bank failure or insolvency affecting the letter of credit, Lessee shall replace same within twenty (20) days after being requested to do so by Lessor. Lessee shall pay all reasonable transfer fees required by the bank issuing the letter of credit in connection with a transfer of the letter of credit by Lessor.

         Provided that (i) this Lease is in full force and effect and (ii) Lessee is not in and has not been in default hereunder, Lessee, upon request to Lessor, shall reduce the Security Deposit to $68,811.67 on the fifth (5th) anniversary of the Commencement Date. In the event Lessee provides all or a part of the security deposit in the form of cash, Lessor shall, if such cash amount exceeds $25,000, hold such sums in an interest bearing, fully FDIC or FSLIC insured money market account (the "Account"). Any interest from the Account shall be returned to Lessee on an annual basis, subject to Lessor's right to apply same. The unapplied portion of any cash Security Deposit will be returned to Lessee together with any interest in the Account no later than thirty (30) days after the termination of the Lease. Lessee shall pay Lessor a reasonable administrative fee for maintaining the Account.

17. TERM shall mean eight (8) years and eight (8) months from the Commencement Date, plus the number of days, if any, to have the Lease expire on the last day of a calendar month, unless extended pursuant to any option contained herein.


                              -- End of Preamble --

                               W I T N E S S E T H
                               - - - - - - - - - -

         For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Lessor and Lessee agree as follows:

1.       DESCRIPTION:
         -----------

         Lessor hereby leases to Lessee, and Lessee hereby hires from Lessor, the Premises as defined in the Preamble which includes an allocable share of the Common Facilities, as shown on the plan or plans, initialed by the parties hereto, marked Exhibit A attached hereto and made part of this Lease in the Building as defined in the Preamble, (hereinafter called the "Building") which is situated on that certain parcel of land (hereinafter called "Office Building Area") as described on Exhibit A-1 attached hereto and made part of this Lease, together, with the right to use in common with other lessees of the Building, their invitees, customers and employees, those public areas of the Common Facilities as hereinafter defined.

2.       TERM:
         ----

         The Premises are leased for a term to commence on the Commencement Date, and to end at 12:00 midnight on the Expiration Date, all as defined in the Preamble.

3.       BASIC RENT:
         ----------

         The Lessee shall pay to the Lessor during the Term, the Fixed Basic Rent as defined in the Preamble (hereinafter called "Fixed Basic Rent") payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. The Fixed Basic Rent shall accrue at the Yearly Rate as defined in the Preamble and shall be payable, in advance, on the first day of each calendar month during the Term at the Monthly Installments as defined in the Preamble, except that a proportionately lesser sum may be paid for the first and last months of the Term of this Lease if the Term commences on a day other than the first day of the month, in accordance with the provisions of this Lease herein set forth. Lessor acknowledges receipt from Lessee of the first monthly installment by check, subject to collection, for Fixed Basic Rent for the first month of the Lease Term. Lessee shall pay Fixed Basic Rent, and any Additional Rent as hereinafter provided, to Lessor at Lessor's above stated address, or at such other place as Lessor may designate in writing, without demand and without counterclaim, deduction or set off.

4.       USE AND OCCUPANCY:
         -----------------

         Lessee shall use and occupy the Premises for the Permitted Use as defined in the Preamble.

         Lessee hereby acknowledges "no smoking" is permitted in the Common Facilities. If at any time during the Term of this Lease, Lessee adopts a policy prohibiting Lessee, its employees, agents or invitees from smoking within the Premises, Lessee shall use its best efforts to enforce Lessor's policy prohibiting its employees, agents or invitees from smoking within the Common Facilities including the areas outside the Building's main entrance.

5.       CARE AND REPAIR OF PREMISES/ENVIRONMENTAL:
         -----------------------------------------

         (a) Lessee shall commit no act of waste and shall take good care of the Premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the Premises, conform to all laws, orders and regulations of the federal, state and municipal governments or any of their departments affecting the Premises and with any and all environmental requirements resulting from the Lessee's use of the Premises, this covenant to survive the expiration or sooner termination of the Lease.

                  Lessor shall, subject to the same being included in Operating Costs, make all necessary repairs to the Premises, Common Facilities and to the assigned parking areas, if any, except where the repair has been made necessary by misuse or neglect by Lessee or Lessee's agents, servants, visitors or licensees, in which event Lessor shall nevertheless make the repair but Lessee shall pay to Lessor, as Additional Rent, immediately upon demand, the costs therefor. All improvements made by Lessee to the Premises, which are so attached to the Premises, shall become the property of Lessor upon installation. Not later than the last day of the Term, Lessee shall, at Lessee's expense, remove all Lessee's personal property and those improvements made by Lessee which have not become the property of Lessor, including trade fixtures, cabinetwork, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of said property and improvements; and surrender the Premises in as good condition as they were at the beginning of the Term, reasonable wear and tear and damage by fire, the elements, casualty or other cause not due to the misuse or neglect by Lessee, Lessee's agents, servants, visitors or licensees excepted. All other property of Lessee remaining on the Premises after the last day of the Term of this Lease shall be conclusively deemed abandoned and may be removed by Lessor, and Lessee shall reimburse Lessor for the cost of such removal. Lessor may have any such property stored at Lessee's risk and expense.

         ENVIRONMENTAL
         -------------

         (b) Compliance with Environmental Laws. Lessee shall, at Lessee's own expense, promptly comply with each and every federal, state, county and municipal environmental law, ordinance, rule, regulation, order, directive and requirement, now or hereafter existing ("Environmental Laws"), applicable to the Premises, Lessee, Lessee's operations at the Premises, or all of them. Notwithstanding the preceding, Lessee shall be entitled to use office cleaning products and other such items that are typically used in connection with general office maintenance.

         (c) ISRA Compliance. Lessee shall, at Lessee's own expense, comply with the Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq., the regulations promulgated thereunder and any amending and successor legislation and regulations ("ISRA").

         (d) Information to Lessor. At no expense to Lessor, Lessee shall promptly provide all information and sign all documents requested by Lessor with respect to compliance with Environmental Laws.

         (e) Lessor Audit. Lessee shall permit Lessor and its representatives access to the Premises, from time to time, to conduct an environmental assessment, investigation and sampling, all at Lessee's own expense. When entering the Premises, Lessor shall use reasonable efforts to minimize interference with Lessee's use of the Premises.

         (f) Lessee Remediation. Should any assessment, investigation or sampling reveal the existence of any spill, discharge or placement of Contaminants in, on, under, or about, or migrating from or onto the Premises, the Building or the Office Building Area, to the extent resulting from the action or omission of Lessee or a "Lessee Representative", then, in addition to being in default under this Lease and Lessor having all rights available to Lessor under this Lease and by law by reason of such default, Lessee shall, at Lessee's own expense, in accordance with Environmental Laws, undertake all action required by Lessor and any governmental authority, including, without limitation, promptly obtaining and delivering to Lessor an unconditional No Further Action Letter. For purposes of this Article, the term "Lessee's Representative" shall mean any shareholder, officer, director, member, partner, employee, agent, contractor, licensee, assignee, sublessee or invitee of Lessee. In no event shall any of Lessee's remedial action involve engineering or institutional controls, a groundwater classification exception area or well restriction area, and Lessee's remedial action shall meet the legally required remediation standards for soil, surface water, groundwater and drinking water. Promptly upon completion of all required investigatory and remedial activities, Lessee shall, at Lessee's own expense, to Lessor's satisfaction, restore the affected areas of the Premises, the Building or the Office Building Area, as the case may be, from any damage or condition caused by the investigatory or remedial work.

         (g) Environmental Questionnaire. Upon Lessor's request, contemporaneously with the signing and delivery of this Lease, and thereafter upon renewal of the lease, if at all, Lessee shall complete, execute and deliver to Lessor an environmental questionnaire in form and substance satisfactory to Lessor.

         (h) Environmental Documents and Conditions. For purposes of this Article, the term "Environmental Documents" shall mean all environmental documentation concerning the Building or the Office Building Area, of which the Premises is a part, or its environs, in the possession or under the control of Lessee, including, without limitation, plans, reports, correspondence and submissions. During the term of this Lease and subsequently, promptly upon receipt by Lessee or Lessee's Representatives, Lessee shall deliver to Lessor all Environmental Documents concerning or generated by or on behalf of Lessee, whether currently or hereafter existing. In addition, Lessee shall promptly notify Lessor of any environmental condition of which Lessee has knowledge, which may exist in, on, under, or about, or may be migrating from or onto the Building or the Office Building Area.

         (i) Lessor's Right to Perform Lessee's Obligations. Notwithstanding anything to the contrary set forth in this Lease, in the event, pursuant to this Lease, Lessee is required to undertake any sampling, assessment, investigation or remediation with respect to the Premises, the Building or the Office Building Area, as the case may be, then, at Lessor's discretion, Lessor shall have the right, upon notice to Lessee, from time to time, to perform such activities at Lessee's expense, and all sums incurred by Lessor shall be paid by Lessee, as Additional Rent, upon demand.

         (j) Indemnity. Lessee shall indemnify, defend and hold harmless Lessor, Lessor's officers, directors, shareholders, employees and personal or legal representatives from and against any and all claims, liabilities, losses, damages, penalties and costs, foreseen or unforeseen, including, without limitation, counsel, engineering and other professional or expert fees, which an indemnified party may incur resulting directly or indirectly, wholly or partly from Lessee's actions or omissions with regard to Lessee's obligations under this Article.

         (k) Survival. This Article shall survive the expiration or earlier termination of this lease. Lessee's failure to abide by the terms of this Article shall be restrainable or enforceable, as the case may be, by injunction.

         (l) Interpretation. The obligations imposed upon Lessee under subparagraphs (a) through (j) above are in addition to and are not intended to limit, but to expand upon, the obligations imposed upon Lessee under this Article 5. As used in this Article, the term "Contaminants" shall include, without limitation, any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant, contaminant, petroleum, asbestos or polychlorinated biphenyls, as defined or referred to in any Environmental Laws. Where a law or regulation defines any of these terms more broadly then another, the broader definition shall apply.

         (m) Lessor represents to Lessee that, to the best of its actual knowledge, the Premises and Building shall on the date of delivery thereof to Lessee be free from unlawful quantities of Contaminants and in compliance with all State, Federal and local laws, codes, regulations and requirements relating to environmental matters. Lessor shall indemnify and hold Lessee harmless from and against any and all damage, loss or liability (excluding consequential and punitive damages) actually incurred by Lessee directly resulting from the breach by Lessor of the foregoing representation and warranty, and shall be responsible for the remediation (in accordance with applicable laws) of Contaminants unlawfully located in the Premises and the Building on the date Lessor delivers the same to Lessee, unless presence or release of such unlawful Contaminants results from any act and/or omission of Lessee or a Lessee Representative. In no event shall Lessee be responsible for the remediation of Contaminants, unless the presence or release of such Contaminants results from any act and/or omission of Lessee or a Lessee Representative.

6.       ALTERATIONS, ADDITIONS OR IMPROVEMENTS:
         --------------------------------------

         Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions or improvements in, to or about the Premises.

         Notwithstanding the foregoing, Lessor's consent shall not be unreasonably withheld, conditioned or delayed for the following non-structural, interior alterations which do not affect the systems of the Building (such as electrical, water and HVAC) or does not require a building permit: carpeting, wallcovering, painting or other similar work of a decorative nature, the installation of built-ins, or the installation and reconfiguration of interior partitions which do not penetrate the finished ceiling, and reconfiguration and supplementing of cabling and wiring. If Lessor consents to any alterations, improvements or additions, it may impose such reasonable conditions with respect thereto as Lessor deems appropriate, including, without limitation, Lessor's reasonable approval of the contractors to perform the work, contractor's lien waivers, insurance against liabilities which may arise out of such work, plans, and specifications and permits necessary for such work. All work done by Lessee or its contractors pursuant to and in accordance with this Article 6, or otherwise shall be done in a first-class workmanlike manner, using only good grades of materials and without unreasonably disturbing other lessees, shall be done in compliance with all insurance requirements and all applicable laws or ordinances and rules and regulations of governmental departments or agencies, and all landmark or historical designation requirements, and shall be done by responsible contractors and subcontractors approved by Lessor in advance whose engagement will not in Lessor's reasonable opinion, and in fact does not, result in any labor dispute at the Building, whether in connection with any construction at the Building, the operation of the Building or otherwise.

7.       ACTIVITIES INCREASING FIRE INSURANCE RATES:
         ------------------------------------------

         Lessee shall not do or suffer anything to be done on the Premises which will increase the rate of fire insurance on the Building. Provided that no activity consistent with a Permitted Use may result in a breach of this obligation.

8.       ASSIGNMENT AND SUBLEASE:
         -----------------------

         Provided Lessee is not in default of any provisions of this Lease, Lessee may assign or sublease the within Lease to any party subject to the following:

         a. In the event Lessee desires to assign this Lease or sublease all or part of the Premises to any other party, the terms and conditions of such assignment or sublease shall be communicated to the Lessor in writing no less than ninety (90) days prior to the effective date of any such sublease or assignment, and, prior to such effective date, the Lessor shall have the option, exercisable in writing to the Lessee, to: (i) sublease such space from Lessee at the lower rate of
                  (a) the rental rate per rentable square foot of Fixed Basic Rent and Additional Rent then payable pursuant to this Lease or (b) the terms set forth in the proposed sublease, (ii) recapture in the case of subletting, that portion of the Premises to be sublet or all of the Premises in the case of an assignment ("Recapture Space") so that such prospective sublessee or assignee shall then become the sole Lessee of Lessor hereunder, or (iii) recapture the Recapture Space for Lessor's own use and the within Lessee shall be fully released from any and all obligations hereunder with respect to the Recapture Space. Notwithstanding the foregoing, Lessor shall have no right to exercise its rights pursuant to clauses (i),
                  (ii) or (iii) above, if the space that Lessee proposes to sublet is less than thirty-three and one-third percent
                  (33 1/3%) of the Premises and the term of such subletting including renewal options, if any, is to expire at any time prior to the end of the seventh (7th) Lease Year.

         b. In the event that the Lessor elects not to recapture the Lease or relet the Premises as hereinabove provided, the Lessee may nevertheless assign this Lease or sublet the whole or any portion of the Premises, subject to the Lessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, on the basis of the following terms and conditions:

                  i. The Lessee shall provide to the Lessor the name and address of the assignee or sublessee.

                  ii. The assignee shall assume, by written instrument, all of the obligations of this Lease, and a copy of such assumption agreement shall be furnished to the Lessor within ten (10) days of its execution. Any sublease shall expressly acknowledge that said sublessee's rights against Lessor shall be no greater than those of Lessee. Lessee further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Lessee or any person claiming through or under Lessee shall or will be made except upon compliance with and subject to the provisions of this Article 8.

                  iii. Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of default by Lessee under this Lease, Lessor may, at its option, take over all of the right, title and interest of Lessee, as sublessor, under such sublease, and such sublessee shall, at Lessor's option, attorn to Lessor pursuant to the then executory provisions of such sublease, except that Lessor shall not (i) be liable for any previous act or omission of Lessee under such sublease or,
                           (ii) be subject to any offset not expressly provided in such sublease which theretofore accrued to such sublease to which Lessor has not specifically consented in writing or by any previous prepayment of more than one month's rent.

                  iv. The Lessee and each assignee shall be and remain liable for the observance of all the covenants and provisions of this Lease, including, but not limited to, the payment of Fixed Basic Rent and Additional Rent reserved herein, through the entire Term of this Lease, as the same may be renewed, extended or otherwise modified.

                  v. The Lessee and any assignee shall promptly pay to Lessor fifty percent (50%) of any consideration received for any assignment and/or fifty percent (50%) of the rent, as and when received, in excess of the Rent required to be paid by Lessee for the area sublet computed on the basis of an average square foot rent for the gross square footage Lessee has leased.

                  vi. In any event, the acceptance by the Lessor of any rent from the assignee or from any of the subtenants or the failure of the Lessor to insist upon a strict performance of any of the terms, conditions and covenants herein shall not release the Lessee herein, nor any assignee assuming this Lease, from any and all of the obligations herein during and for the entire Term of this Lease.

                  vii. In Lessor's reasonable judgment, the proposed assignee or subtenant is engaged in a business or activity, and the Premises, or the relevant part thereof, will be used in a manner, which (a) is in keeping with the then standard of the Building as a first class office building and (b) is limited to the use of the Premises as general offices.

                  viii. The proposed assignee or subtenant shall be an entity which has existed for at least one (1) year and is not then an occupant of any part of the Building or any other building then owned by Lessor or its affiliates within Roseland, New Jersey.

                  ix. The proposed assignee or subtenant is not an entity or a person with whom Lessor is or has been, within the preceding six (6) month period, negotiating to lease space in the Building or any other building owned by Lessor or its affiliates within Roseland, New Jersey.

                  x. There shall not be more than one (1) subtenant in the Premises.

                  xi. Lessee shall not advertise the subtenancy for less than the then current market rent per rentable square foot for the Premises as though the Premises were vacant.

                  xii. Lessee shall not have (a) publicly advertised the availability of the Premises without prior notice to Lessor, nor shall any advertisement state the name (as distinguished from the address) of the Building or (b) listed the Premises for subletting or assignment with other than a broker, agent or representative who waives any entitlement to a commission or other fee from Lessor in the event of a recapturing of the Premises;

                  xiii. The proposed occupancy shall not, in Lessor's reasonable opinion, increase the density of population using the Demised Premises to exceed one
                           (1) person per 250 gross rentable square feet of space or exceed the parking allocation presently provided for in this Lease;

                  xiv. The proposed assignee or subtenant shall only use the Premises for the Permitted Use and shall not be engaged in any of the following:

                           (a) educational, including but not limited to, instructional facilities and correspondence schools;
                           (b)      employment agencies;
                           (c)      model agencies;
                           (d)      photographic studios or laboratories;
                           (e) spas, health, physical fitness or exercise salons;
                           (f)      small loan offices;
                           (g) real estate brokerage or real estate sales offices open to the general public or construction offices;
                           (h) medical or dental facilities, including professional offices, treatment facilities, dispensaries or laboratories;
                           (i)      federal, state or local government offices;
                           (j)      so-called boiler room operations;
                           (k)      retail stock brokerage offices; and
                           (l) religious organizations making facilities available to congregations for uses other than business purposes; and
                           (m)      executive office suite use.

                  xv. The proposed assignee or subtenant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of, the state courts of New Jersey.

                  xvi. Lessor shall require a FIVE HUNDRED AND 00/100 DOLLAR ($500.00) payment to cover its handling charges for each request for consent to any sublet or assignment prior to its consideration of the same. Lessee acknowledges that its sole remedy with respect to any assertion that Lessor's failure to consent to any sublet or assignment is unreasonable shall be the remedy of specific performance and Lessee shall have no other claim or cause of action against Lessor as a result of Lessor's actions in refusing to consent thereto.

         c. If Lessee is a corporation other than a corporation whose stock is listed and traded on a nationally recognized stock exchange, the provisions of Sub-section a. shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Lessee as if such transfer of stock (or other mechanism) which results in a change of control of Lessee were an assignment of this Lease, and if Lessee is a partnership or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such a partnership or joint venture, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture which results in a change of control of such partnership or joint venture were an assignment of this Lease; but said provisions shall not apply to transactions with a corporation into or with which Lessee is merged or consolidated or to which all or substantially all of Lessee's assets are transferred or to any corporation which controls or is controlled by Lessee or is under common control with Lessee, provided that in the event of such merger, consolidation or transfer of all or substantially all of Lessee's assets (i) the successor to Lessee has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Lessee immediately prior to such merger, consolidation or transfer, or (2) the net worth of Lessee herein named on the date of this Lease, and (ii) proof satisfactory to Lessor of such net worth shall have been delivered to Lessor at least 10 days prior to the effective date of any such transaction.

         d. In the event that any or all of Lessee's interest in the Premises and/or this Lease is transferred by operation of law to any trustee, receiver, or other representative or agent of Lessee, or to Lessee as a debtor in possession, and subsequently any or all of Lessee's interest in the Premises and/or this Lease is offered or to be offered by Lessee or any trustee, receiver, or other representative or agent of Lessee as to its estate or property (such person, firm or entity being hereinafter referred to as the "Grantor"), for assignment, conveyance, lease, or other disposition to a person, firm or entity other than Lessor (each such transaction being hereinafter referred to as a "Disposition"), it is agreed that Lessor has and shall have a right of first refusal to purchase, take, or otherwise acquire, the same upon the same terms and conditions as the Grantor thereof shall accept upon such Disposition to such other person, firm, or entity; and as to each such Disposition the Grantor shall give written notice to Lessor in reasonable detail of all of the terms and conditions of such Disposition within thirty (30) days next following its determination to accept the same but prior to accepting the same, and Grantor shall not make the Disposition until and unless Lessor has failed or refused to accept such right of first refusal as to the Disposition, as set forth herein.

                  Lessor shall have thirty (30) days next following its receipt of the written notice as to such Disposition in which to exercise the option to acquire Lessee's interest by such Disposition, and the exercise of the option by Lessor shall be effected by notice to that effect sent to the Grantor; but nothing herein shall require Lessor to accept a particular Disposition or any Disposition, nor does the rejection of any one such offer of first refusal constitute a waiver or release of the obligation of the Grantor to submit other offers hereunder to Lessor. In the event Lessor accept such offer of first refusal, the transaction shall be consummated pursuant to the terms and conditions of the Disposition described in the notice to Lessor. In the event Lessor rejects such offer of first refusal, Grantor may consummate the Disposition with such other person, firm, or entity; but any decrease in price of more than two percent (2%) of the price sought from Lessor or any change in the terms of payment for such Disposition shall constitute a new transaction requiring a further option of first refusal to be given to Lessor hereunder.

         e. Without limiting any of the provisions of Articles 12 and 13, if pursuant to the Federal Bankruptcy Code (herein referred to as the "Code"), or any similar law hereafter enacted having the same general purpose, Lessee is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to a sum as is commercially reasonable under the circumstances, which deposit shall be held by Lessor for the balance of the Term, without interest, as security for the full performance of all of Lessee's obligations under this Lease, to be held and applied in the manner specified for security in Article 16.

         f. Except as specifically set forth above, no portion of the Premises or of Lessee's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law or act of the Lessee, nor shall Lessee pledge its interest in this Lease or in any security deposit required hereunder.


9.       COMPLIANCE WITH RULES AND REGULATIONS:
         -------------------------------------

         Lessee shall observe and comply with the rules and regulations hereinafter set forth in Exhibit B attached hereto and made a part hereof and with such further reasonable rules and regulations as Lessor may prescribe, on written notice to the Lessee, for the safety, care and cleanliness of the Building and the comfort, quiet and convenience of other occupants of the Building. Lessee shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law; it being understood and agreed, however, that Lessor architect is designing floor supports to accommodate Lessee's load requirements. Lessor reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Lessee, at Lessee's expense, in settings sufficient, in Lessor's reasonable judgement, to absorb and prevent vibration, noise and annoyance.

10.      DAMAGES TO BUILDING:
         -------------------

         If the Building is damaged by fire or any other cause to such extent the cost of restoration, as reasonably estimated by Lessor, will equal or exceed twenty-five percent (25%) of the replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, then Lessor may, no later than the sixtieth (60th) day following the date of damage, give Lessee a notice of election to terminate this Lease, or if the cost of restoration will equal or exceed fifty percent (50%) of such replacement value and if the Premises shall not be reasonably usable for the purpose for which they are leased hereunder, or if restoration of the damage will require more than one hundred eighty (180) days to complete or if such damage is not fully repaired and reasonable access to the Premises restored within one hundred (180) days from the date of damage, then, in any such event, Lessee may, no later than the sixtieth (60th) day following the date of damage or following the end of said one hundred eighty (180) day period, give Lessor a notice of election to terminate this Lease. In either said event of election, this Lease shall be deemed to terminate on the thirtieth (30th) day after the giving of said notice, and Lessee shall surrender possession of the Premises within a reasonable time thereafter, and the Fixed Basic Rent, and any Additional Rent, shall be apportioned as of the date of said casualty and any Fixed Basic Rent or Additional Rent paid for any period beyond said date shall be repaid to Lessee. If the cost of restoration shall not entitle Lessor to terminate this Lease, or if, despite the cost, Lessor does not elect to terminate this Lease, Lessor shall restore the Building and the Premises with reasonable promptness, subject to Force Majeure, and Lessee shall have no right to terminate this Lease, except as set forth above. Lessor need not restore fixtures and improvements owned by Lessee.

         In any case in which use of the Premises is affected by any damage to the Building, there shall be either an abatement or an equitable reduction in Fixed Basic Rent, depending on the period for which and the extent to which the Premises are not reasonably usable for the purpose for which they are leased hereunder. The words "restoration" and "restore" as used in this Article 10 shall include repairs. To the extent the damage results from the fault of the Lessee, Lessee's agents, servants, visitors or licensees, Lessee shall not be entitled to any abatement or reduction in Fixed Basic Rent, except to the extent of any rent insurance received by Lessor

         Any termination of this Lease as set forth in this Paragraph 10 shall be without further liability or obligation of Lessor or Lessee except for those obligations that survive such termination as otherwise expressly set forth in this Lease, and except for such obligations as shall have accrued, as of the date of and attributable solely to periods of time prior to, the date of termination. For such purposes no rent or additional rent attributable to any period of time after the date of termination (whether by reason of acceleration or otherwise) shall be due or payable by Lessee.

11.      EMINENT DOMAIN:
         --------------

         If Lessee's use of the Premises is materially affected due to the taking by eminent domain of (a) the Premises or any part thereof or any estate therein; or (b) any other part of the Building; then, in either event, this Lease shall terminate on the date when title vests pursuant to such taking. The Fixed Basic Rent, and any Additional Rent, shall be apportioned as of said termination date and any Fixed Basic Rent or Additional Rent paid for any period beyond said date, shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a separate claim for any taking of fixtures and improvements owned by Lessee which have not become the Lessor's property, and for relocation expenses, provided the same shall, in no way, affect or diminish Lessor's award. In the event of a partial taking which does not effect a termination of this Lease but does deprive Lessee of the use of a portion of the Premises, there shall either be an abatement or an equitable reduction of the Fixed Basic Rent, and an equitable adjustment reducing the Base Period Costs as hereinafter defined depending on the period for which and the extent to which the Premises so taken are not reasonably usable for the purpose for which they are leased hereunder.

12.      INSOLVENCY OF LESSEE:
         --------------------

         Either (a) the appointment of a receiver to take possession of all or substantially all of the assets of Lessee, or, (b) a general assignment by Lessee for the benefit of creditors, or, (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act, shall constitute a default of this Lease by Lessee, and Lessor may terminate this Lease forthwith and upon notice of such termination Lessee's right to possession of the Premises shall cease, and Lessee shall then quit and surrender the Premises to Lessor but Lessee shall remain liable as hereinafter provided in Article 14 hereof, provided, however, that if any involuntary petition in bankruptcy shall be filed against Lessee under any federal or state bankruptcy or insolvency act, such shall not be a default hereunder, if such involuntary petition is dismissed within sixty (60) days after filing.

13.      LESSOR'S REMEDIES ON DEFAULT:
         ----------------------------
         If Lessee defaults in the payment of Fixed Basic Rent, or any Additional Rent, or defaults in the performance of any of the other covenants and conditions hereof or permits the Premises to become deserted, abandoned or vacated, Lessor may give Lessee notice of such default, and if Lessee does not cure any Fixed Basic Rent or Additional Rent default within ten (10) days or other default within thirty (30) days after giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such thirty (30) days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this Lease on not less than ten (10) days notice to Lessee, and on the date specified in said notice, Lessee's right to possession of the Premises shall cease but Lessee shall remain liable as hereinafter provided. If this Lease shall have been so terminated by Lessor pursuant to Articles 12 or 13 hereof, Lessor may at any time thereafter resume possession of the Premises by any lawful means and remove Lessee or other occupants and their effects. Lessee shall pay to Lessor, on demand, such expenses as Lessor may incur, including, without limitation, court costs and reasonable attorney's fees and disbursements, in enforcing the performance of any obligation of Lessee under this Lease.

14.      DEFICIENCY:
         ----------

         In any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may, at Lessor's option, occupy the Premises or cause the Premises to be redecorated, altered, divided, consolidated with other adjoining premises or otherwise changed or prepared for reletting, and may relet the Premises or any part thereof, as agent of Lessee or otherwise, for a term or terms to expire prior to, at the same time as or subsequent to, the original Expiration Date of this Lease, at Lessor's option and receive the rent therefor. Rent so received shall be applied first to the payment of such expenses as Lessor may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorney's fees, and then to the payment of damages in amounts equal to the Fixed Basic Rent and Additional Rent hereunder and to the costs and expenses of performance of the other covenants of Lessee as herein provided. Lessee agrees, in any such case, whether or not Lessor has relet, to pay to Lessor damages equal to the Fixed Basic Rent and Additional Rent from the date of such default to the date of expiration of the term demised and other sums herein agreed to be paid by Lessee, less the net proceeds of the reletting, if any, received by Lessor during the remainder of the unexpired term hereof, as ascertained from time to time, and the same shall be payable by Lessee on the several rent days above specified. Lessee shall not be entitled to any surplus accruing as a result of any such reletting. In reletting the Premises as aforesaid, Lessor may grant rent concessions, and Lessee shall not be credited therewith. No such reletting shall constitute a surrender and acceptance or be deemed evidence thereof. If Lessor elects, pursuant hereto, actually to occupy and use the Premises or any part thereof during any part of the balance of the Term as originally fixed or since extended, there shall be allowed against Lessee's obligation for rent or damages as herein defined, during the period of Lessor's occupancy, the reasonable value of such occupancy, not to exceed, in any event, the Fixed Basic Rent and Additional Rent herein reserved and such occupancy shall not be construed as a release of Lessee's liability hereunder.

         Alternatively, in any case where Lessor has recovered possession of the Premises by reason of Lessee's default, Lessor may at Lessor's option, and at any time thereafter, and without notice or other action by Lessor, and without prejudice to any other rights or remedies it might have hereunder or at law or equity, become entitled to recover from Lessee, as Damages for such breach, in addition to such other sums herein agreed to be paid by Lessee, to the date of re-entry, expiration and/or dispossess, an amount equal to the difference between the Fixed Basic Rent and Additional Rent reserved in this Lease from the date of such default to the date of Expiration of the original Term demised and the then fair and reasonable rental value of the Premises for the same period. Said Damages shall become due and payable to Lessor immediately upon such breach of this Lease and without regard to whether this Lease be terminated or not, and if this Lease be terminated, without regard to the manner in which it is terminated. In the computation of such Damages, the difference between an installment of Fixed Basic Rent and Additional Rent thereafter becoming due and the fair and reasonable rental value of the Premises for the period for which such installment was payable shall be discounted to the date of such default at the rate of not more than eight percent (8%) per annum.

         Lessee hereby waives all right of redemption to which Lessee or any person under Lessee might be entitled by any law now or hereafter in force.

         Lessor's remedies hereunder are in addition to any remedy allowed by law.

15.      SUBORDINATION OF LEASE:
         ----------------------

         This Lease shall, at Lessor's option, or at the option of any holder of any underlying lease or holder of any mortgages or trust deed, be subject and subordinate to any such underlying leases and to any such mortgages or trust deed which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations and replacements of said underlying leases and said mortgages or trust deed provided, that Lessor shall use commercially reasonable efforts to obtain a non-disturbance agreement from the holder of any such underlying lease, mortgage or trust deed. Although no instrument or act on the part of Lessee shall be necessary to effectuate such subordination, Lessee will, nevertheless, execute and deliver such further instruments confirming such subordination of this Lease as may be desired by the holders of said mortgages or trust deed or by any of the lessor's under such underlying leases. If any underlying lease to which this Lease is subject terminates, Lessee shall, on timely request, attorn to the owner of the reversion.

16.      SECURITY DEPOSIT:
         ----------------

         Lessee shall deposit with Lessor on the signing of this Lease, the Security Deposit as defined in the Preamble for the full and faithful performance of Lessee's obligations under this Lease, including without limitation, the surrender of possession of the Premises to Lessor as herein provided. If Lessor applies any part of said Security Deposit to cure any default of Lessee, Lessee shall, on demand, deposit with Lessor the amount so applied so that Lessor shall have the full Security Deposit on hand at all times during the Term of this Lease. In the event a bona fide sale, subject to this Lease, Lessor shall have the right to transfer the Security Deposit to the vendee, and if duly and fully transferred, Lessor shall be considered released by Lessee from all liability for the return of the Security Deposit; and Lessee agrees to look solely to the new lessor for the return of the Security Deposit, and it is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new lessor. Provided this Lease is not in default, the Security Deposit (less any portions thereof used, applied or retained by Lessor in accordance with the provisions of this Article 16), shall be returned to Lessee after the expiration or sooner termination of this Lease and after delivery of the entire Premises to Lessor in accordance with the provisions of this Lease. Lessee covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and Lessor shall not be bound by any such assignment, encumbrance or attempt thereof.

         In the event of the insolvency of Lessee, and such is not dismissed within sixty (60) days thereof, or in the event a petition is filed by or against Lessee under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Lessor may require the Lessee to deposit additional security in an amount which in Lessor's sole judgement would be sufficient to adequately assure Lessee's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Lessee to deposit the security required by this Article 16 within ten
         (10) days after Lessor's written demand shall constitute a material breach of this Lease by Lessee.

17.      RIGHT TO CURE LESSEE'S BREACH:
         -----------------------------

         If Lessee breaches any covenant or condition of this Lease, Lessor may, on reasonable written notice to Lessee (except that no notice need be given in case of emergency) and after any applicable grace or cure period, cure such breach at the expense of Lessee and the reasonable amount of all expenses, including attorney's fees, incurred by Lessor in so doing (whether paid by Lessor or not) shall be deemed Additional Rent payable on demand.

18.      MECHANIC'S LIENS:
         ----------------

         Lessee shall, within fifteen (15) days after notice from Lessor, discharge or satisfy by bonding or otherwise any mechanic liens for materials or labor furnished to the Premises at the direction of Lessee.

19.      RIGHT TO INSPECT AND REPAIR:
         ---------------------------

         Lessor may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Lessee (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions in, to, on and about the Premises or the Building, as Lessor deems necessary or desirable. Lessee shall have no claims or cause of action against Lessor by reason thereof. Subject to Article 21 hereof, in no event shall Lessee have any claim against Lessor for interruption of Lessee's business, however occurring, including but not limited to that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof.

20.      SERVICES TO BE PROVIDED BY LESSOR/LESSOR'S EXCULPATION:
         ------------------------------------------------------

         Subject to and in compliance with all laws, ordinances, regulations and executive orders, Lessor agrees to furnish, except on holidays as set forth on Exhibit E attached hereto and made a part hereof:

         a. The cleaning services, as set forth on Exhibit D attached hereto and made a part hereof, and subject to the conditions therein stated. Except as set forth on Exhibit D, Lessee shall pay the cost of all other cleaning services required by Lessee. Lessor shall not perform such cleaning services prior to 7:00 p.m. on business days.

         b. Heating, ventilating and air conditioning (herein "HVAC") as appropriate for the season, and as set forth on Exhibit C-1, attached hereto and made a part hereof, together with Common Facilities lighting and electric energy all during Building Hours, as defined in the Preamble.

         c.       Cold and hot water for drinking and lavatory purposes.

         d. Elevator service at all times, but reduced if not during Building Hours (if the Building contains an elevator or elevators for the use of the occupants thereof).

         e. Restroom supplies and exterior window cleaning when reasonably required.

         f. Notwithstanding the requirements of Exhibit C-1 (as to HVAC) or D or any other provision of this Lease, Lessor shall not be liable for failure to furnish any of the aforesaid services when such failure is due to Force Majeure, as hereinafter defined. Lessor shall not be liable, under any circumstances, including, but not limited to, that arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, for loss of or injury to Lessee or to property, however occurring, through or in connection with or incidental to the furnishings of, or failure to furnish, any of the aforesaid services or for any interruption to Lessee's business, however occurring.

         g. Lessor shall provide such Building security as is customary for comparable buildings in the Roseland, New Jersey area. Lessor shall provide Lessee with twenty-five (25) security passes at no charge. Lessee shall be required to compensate Lessor $25.00 per card to the extent that more than twenty-five (25) cards are provided in any calendar year. Lessor shall cooperate with Lessee if Lessee desires to link Lessee's security system servicing the Premises with the security system servicing the Building, provided that any such linkage shall be at Lessee's sole cost and expense.

21.      INTERRUPTION OF SERVICES OR USE:
         -------------------------------

         Interruption or curtailment of any service maintained in the Building or at the Office Building Area, if caused by Force Majeure, as hereinafter defined, shall not entitle Lessee to any claim against Lessor or to any abatement in rent, and shall not constitute a constructive or partial eviction, unless Lessor fails to take measures as may be reasonable under the circumstances to restore the service without undue delay. If the Premises are rendered untenantable in whole or in part, for a period of ten (10) consecutive business days, by the making of repairs, replacements or additions, other than those made with Lessee's consent or caused by misuse or neglect by Lessee, or Lessee's agents, servants, or business invitees, there shall be a proportionate abatement of Rent from and after said tenth (10th) consecutive business day and continuing for the period of such untenantability. In no event, shall Lessee be entitled to claim a constructive eviction from the Premises unless Lessee shall first have notified Lessor in writing of the condition or conditions giving rise thereto, and if the complaints be justified, unless Lessor shall have failed, within a reasonable time after receipt of such notice, to remedy, or commence and proceed with due diligence to remedy such condition or conditions, all subject to Force Majeure as hereinafter defined.

22.      BUILDING STANDARD OFFICE ELECTRICAL SERVICE:

         (a) Electricity shall be supplied to the Premises during the term in accordance with the provisions of paragraph (c) of this Article. However, at any time and from time to time during the term hereof, provided it is then permissible under the provisions of legal requirements, Lessor shall have the option to have electricity supplied to the Premises in accordance with paragraph (d) of this Article.

         (b)      For the purposes of this Article:

                  (i) The term "Electric Rate" shall mean the Service Classification pursuant to which Lessee would purchase electricity directly from the utility company servicing the Building, provided, however, at no time shall the amount payable by Lessee for electricity be less than Lessor's Cost per Kilowatt and Cost per Kilowatt Hour (as such terms are hereinafter defined), and provided further that in any event, the Electric Rate shall include all applicable surcharges, and demand, energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof.

                  (ii) The term "Cost per Kilowatt Hour" shall mean the total cost for electricity incurred by Lessor to service the Building during a particular time period (including all applicable surcharges, and energy, fuel adjustment and time of day charges (if any), taxes and other sums payable in respect thereof) divided by the total kilowatt hours purchased by Lessor during such period.

                  (iii) The term "Cost per Kilowatt" shall mean the total cost for demand incurred by Lessor to service the Building during a particular time period (including all applicable surcharges, demand, and time of day charges (if any), taxes and other sums payable in respect to thereof) divided by the total kilowatts purchased by Lessor during such period.

                  Notwithstanding anything contained herein to the contrary, the rate charged by Lessor to Lessee for electricity hereunder shall not exceed the rate charged to Lessor by the utility company servicing the Building.

         (c) (i) Lessor shall supply electricity to service the Premises on a "check meter" basis, and Lessee shall pay to Lessor, as Additional Rent, the sum of (y) an amount determined by applying the Electric Rate or, at Lessor's election, the Cost per Kilowatt Hour and Cost per Kilowatt, to Lessee's consumption of and demand for electricity within the Premises as recorded on the meter(s) servicing the Premises, and (z) the actual administrative costs incurred by Lessor in supplying electricity on a "check metered" basis (such combined sum being hereinafter called "Electric Rent"). Except as set forth in the foregoing clause (z), Lessor will not charge Lessee more than the Electric Rate or, at Lessor's election, the Cost per Kilowatt and Cost per Kilowatt Hour for the electricity provided pursuant to this paragraph. All costs incurred by Lessor to install the check meter(s) and any other equipment necessary to enable Lessee to obtain electricity from Lessor on a check meter basis shall be paid by Lessee, as Additional Rent, within thirty (30) days after Lessee's receipt of Lessor's invoice therefor.

                  (ii) Where more than one meter measures the electric service to the Premises, the electric service rendered through each meter shall be computed and billed separately in accordance with the provisions hereinabove set forth.

                  (iii) Lessee shall pay to Lessor, on account of the Electric Rent payable pursuant to this paragraph (c), the annual sum of $1.20 per square foot of Rentable Area ("Estimated Electric Rent"), subject to the adjustments on the first day of each and every calendar month of the term (except that if the first day of the term is other than the first day of a calendar month, the first monthly installment, prorated to the end of said calendar month, shall be payable on the first day of the first full calendar month).

                  (iv) From time to time during the Term, but not more often than two (2) times per year, the Estimated Electric Rent may be adjusted by Lessor on the basis of either Lessor's reasonable estimate of Lessee's electric consumption and demand (if at any time the meter(s) servicing the Premises are inoperative) or Lessee's actual consumption of and demand for electricity as recorded on the meter(s) servicing the Premises, and, in either event, the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

                  (v) Subsequent to the end of each calendar year during the Term, or more frequently if Lessor shall elect, Lessor shall submit to Lessee a statement of the Electric Rent for such year or shorter period together with the components thereof, as set forth in clause (i) of this paragraph (c) ("Electric Statement"). To the extent that the Estimated Electric Rent paid by Lessee for the period covered by the Electric Statement shall be less than the Electric Rent as set forth on such Electric Statement, Lessee shall pay Lessor the difference within 30 days after receipt of the Electric Statement. If the Estimated Electric Rent paid by Lessee for the period covered by the Electric Statement shall be greater than the Electric Rent as set forth on the Electric Statement, such difference shall be credited against the next required payment(s) of Estimated Electric Rent. If no Estimated Electric Rent payment(s) shall thereafter be due, Lessor shall pay such difference to Lessee.

                  (vi) For any period during which the meter(s) servicing the Premises are inoperative, the Electric Rent shall be determined by Lessor, based upon its reasonable estimate of Lessee's actual consumption of and demand for electricity, and the Electric Rate or Cost per Kilowatt and Cost per Kilowatt Hour then in effect.

         (d) If Lessor discontinues furnishing electricity to the Premises pursuant to paragraph (c) of this Article, Lessee shall make its own arrangements to obtain electricity directly from the utility company furnishing electricity to the Building. The cost of such service shall be paid by Lessee directly to such utility company. Lessor shall provide Lessee with at least sixty (60) days prior notice to Lessee of its election to discontinue providing electricity and, in any event, shall not discontinue furnishing electricity to Lessee until Lessee is able to make arrangements to obtain electricity directly from the utility company servicing the Building. Lessee shall use commercially reasonable efforts to make such arrangements promptly after Lessor's request. Lessor shall permit its electric feeders, risers and wiring serving the Premises to be used by Lessee, to the extent available, safe and capable of being used for such purpose. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to enable Lessee to obtain electricity of substantially the same quality and character, shall be installed by Lessor at Lessee's cost and expense.

         (e) Bills for electricity supplied pursuant to paragraph (c) of this Article shall be rendered to Lessee at such times as Lessor may elect. Lessee's payments for electricity supplied in accordance with paragraph (c) of this Article shall be due and payable within 30 days after delivery of a statement therefor, by Lessor to Lessee. If such bills are not paid within 30 days after the same are rendered, Lessor may, without further notice, discontinue the service of electricity to the Premises without releasing Lessee from any liability under this lease and without Lessor or Lessor's agents incurring any liability for any damage or loss sustained by Lessee as the result of such discontinuance. If any tax is imposed upon Lessor's receipts from the sale of electricity to Lessee by legal requirements, Lessee agrees that, unless prohibited by such legal requirements, Lessee's Percentage of such taxes shall be included in the bills of, and paid by Lessee to Lessor, as Additional Rent.

         (f) Lessor's failure during the term to prepare and deliver any statements or bills under this Article, or Lessor's failure to make a demand under this Article, shall not in any way be deemed to be a waiver of, or cause Lessor to forfeit or surrender, its rights to collect any amount of additional rent which may become due pursuant to this Article. Lessee's liability for any amounts due under this Article shall survive the expiration or sooner termination of the Term.

         (g) Lessee's failure or refusal, for any reason, to utilize the electrical energy provided by Lessor, shall not entitle Lessee to any abatement or diminution of Fixed Basic Rent or Additional Rent, or otherwise relieve Lessee from any of its obligations under this Lease.

         (h) If either the quantity or character of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Lessee's requirements, or if there shall be a change, interruption or termination of electrical service due to a failure or defect on the part of the utility company, no such change, unavailability, unsuitability, failure or defect shall constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any payment from Lessor for any loss, damage or expense, or to abatement or diminution of Fixed Basic Rent or Additional Rent, or otherwise relieve Lessee from any of its obligations under this Lease, or impose any obligation upon Lessor or its agents. Lessor will use reasonable efforts to insure that there is no interruption in electrical service to Lessee, but in no event shall Lessor be responsible for any failures of the utility providing such service or the negligence or other acts of third parties causing any such interruption.

         (i) Lessee shall not make any electrical installations, alterations, additions or changes to the electrical equipment or appliances in the Premises (other than ordinary office equipment) without prior written consent of Lessor in each such instance. Lessee shall comply with the rules and regulations applicable to the service, equipment, wiring and requirements of Lessor and of the utility company supplying electricity to the Building. Lessee agrees that its use of electricity in the Premises will not exceed the capacity of existing feeders to the Building or the risers or wiring installations therein and Lessee shall not use any electrical equipment which, in Lessor's judgment, will overload such installations or interfere with the use thereof by other lessees in the Building. If, in Lessor's judgment, Lessee's electrical requirements necessitate installation of an additional riser, risers or other proper and necessary equipment or services, including additional ventilating or air-conditioning, the same shall be provided or installed by Lessor at Lessee's expense, which shall be chargeable and collectible as Additional Rent and paid within 30 days after the rendition to Lessee of a bill therefor.

         (j) If, after Lessor's initial installation work, (i) Lessee shall request the installation of additional risers, feeders or other equipment or service to supply its electrical requirements and Lessor shall determine that the same are necessary and will not cause damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other Lessees or occupants of the Building, or (ii) Lessor shall determine that the installation of additional risers, feeders or other equipment or service to supply Lessee's electrical requirements is necessary, then and in either of such events Lessor shall cause such installations to be made, at Lessee's sole cost and expense and Lessee shall pay Lessor for such installations, as Additional Rent, within 30 days after submission of a statement therefor.

         (k) Lessor, at Lessee's expense, shall furnish and install all replacement lighting tubes, lamps, ballasts and bulbs required in the Premises. Lessee, however, shall have the right to furnish and/or install any or all of the items mentioned in this Article 22(k).

         (l) Lessor shall provide an average of seven (7) watts per rentable square foot of the Premises of electrical energy for standard building lighting fixtures provided by Lessor and for the operation of Lessee's equipment, provided that (A) the connected electrical load of such equipment does not exceed an average of seven (7) watts per rentable square foot of the Premises and (B) except to the extent specified in the plans Lessor approves for the Lessee's Work, the electricity so furnished for equipment uses will be at a nominal 120 volts and no electrical circuit for the supply of such use need have a current capacity exceeding 20 amperes.

23.      ADDITIONAL RENT:
         ---------------

         It is expressly agreed that Lessee will pay in addition to the Fixed Basic Rent provided in Article 3 hereof, an Additional Rent to cover Lessee's Percentage as defined in the Preamble, of the increased cost to Lessor, for each of the categories enumerated herein, over the "Base Period Costs", as defined in the Preamble for said categories.

         a. Operating Cost Escalation -- If the Operating Costs incurred for the Building in which the Premises are located and Office Building Area for any Lease Year after 2003 or Partial Lease Year during the Lease Term shall be greater than the Base Operating Costs (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor, as Additional Rent, Lessee's Percentage of all such excess Operating Costs. Operating Costs shall include, by way of illustration and not of limitation: personal property taxes; management fees; labor, including all wages and salaries; social security taxes, and other taxes which may be levied against Lessor upon such wages and salaries; supplies; repairs and maintenance; maintenance and service contracts; painting; wall and window washing; laundry and towel service; tools and equipment (which are not required to be capitalized for federal income tax purposes); trash removal; lawn care; snow removal and all other items properly constituting direct operating costs according to standard accounting practices (hereinafter collectively referred to as the "Operating Costs"), but not including depreciation of Building or equipment; interest; income or excess profits taxes; costs of maintaining the Lessor's corporate existence; franchise taxes; any expenditures required to be capitalized for federal income tax purposes, unless said expenditures are for the purpose of reducing Operating Costs within the Building and Office Building Area, or those which under generally applied real estate practice are expensed or regarded as deferred expenses or are required under any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, in which event the costs thereof shall be included. Notwithstanding anything contained herein to the contrary, any additional costs incurred by Lessor during the 2003 Calendar Year by reason of Lessor or any of its vendors entering into new labor contracts or renewals or modifications of existing labor contracts shall not be included in Base Operating Costs. The Base Operating Costs shall as be as defined in the Preamble.

                  The following, however, will not be included in Operating
                  Expenses:

                  1.       Costs of alterations of any lessee's premises;
                  2. Principal or interest payments on loans secured by mortgages or trust deeds on the Office Building Area or portions thereof;
                  3. Expenses incurred in leasing or procuring new lessees or extending, modifying or amending any leases or the space covered by any lease (including without limitation lease commissions, legal, advertising and renovating space);
                  4. The cost of electricity to any space leased or available for lease (it being understood that electricity for the Premises, other than HVAC, shall be separately paid by Lessee pursuant to Article 22 hereof and that Lessee shall not pay for increased electricity costs except for the Building's common areas, HVAC, base building systems and elevators) or for which Lessor receives reimbursement from Lessee or other lessees (other than reimbursements by way of their proportionate share of Utility and Energy Costs);
                  5. Except as provided below, depreciation or amortization of the Building or improvements in the Building or expenditures which standard real estate practices treat as capital in nature;
                  6. Expenses for repairs or other work occasioned by fire, windstorm or other casualty, whether or not insured, provided, however, a commercially reasonable deductible shall be included as part of Operating Costs if such amount is actually paid by Lessor as part of an insured casualty;
                  7. Legal expenses in enforcing the terms of or analyzing any lease or in connection with any actual or proposed sale or financing of the Building;
                  8. Fees and expenses paid to Lessor or an affiliate of Lessor for services to the extent such fees and expenses are above a reasonably competitive rate;
                  9. Costs of environmental investigation or remediation with respect to existing or future conditions in the Building, including without limitation asbestos (reserving to Lessor, however, its rights against Lessee for any violation of Lessee's environmental obligations under this Lease); provided Lessor shall have the right to periodically test the air and water quality in the Building and to perform routine operation and maintenance pursuant to an existing operation and maintenance plan and to treat the costs thereof as an Operating Cost and provided further that any expenses incurred by Lessor to comply with any future environmental law may be included in Operating Costs;

                  10. The cost of material specialized services provided to a lessee or lessees in the Building which are not provided to Lessee;
                  11. Uninsured judgments, the cost of the defense of claims, settlements, payments or liabilities to third parties, or other costs or expenses, to the extent attributable to or the fault or negligence of Lessor or any other lessee of the Building or their agents or employees or to a failure of Lessor or any other such lessee to comply with the terms of any agreement or lease to which it is a party;
                  12. The cost of adding capacity to the Building's electric, HVAC or other systems or components or making any repairs, changes, enhancements or upgrades to the Building systems which are necessary to enable Lessor to meet the standards set forth on Exhibit "C-1 " of this Lease;
                  13. Late fees, penalties or interest on billings payable by Lessor or attributable to a failure by Lessor or any other lessee to comply with legal requirements, or costs to remedy a condition or circumstance which is in violation of, or contrary to, a specific warranty or representation of Lessor in this Lease;
                  14. Costs which could reasonably have been avoided, by the enforcement of an applicable vendor's, installer's, or manufacturer's warranty which is in effect;
                  15. Costs of operating, maintaining or repairing any specialty facility provided to a lessee or lessees in the Building which are not provided to and used by Lessee; or
                  16. Costs of acquiring, leasing, insuring, restoring, removing or replacing sculptures, paintings, and other objects of art located within or outside the Building, except for the cost of routine maintenance and security of such objects in the public areas in the Building.

                  The following items shall be credited against Operating Costs and/or Utility and Energy Costs in the calculation thereof: all cost recoveries by Lessor from lessees in the Building for special services where such costs were included as Operating Costs and/or Utility and Energy Costs (as contrasted to recoveries of a Lessee's percentage of increases in Operating Costs and/or Utility and Energy Costs).

                  Without limiting any other provision of this Lease, Lessor agrees to keep, preserve and maintain the Building and the Common Facilities, and the use thereof, at all times in a manner and condition comparable to other reasonably high quality office buildings located within the Essex County, New Jersey area, and Lessor shall use commercially reasonable efforts to operate, manage and maintain the Building and Common Facilities in an efficient and prudent manner with a view toward keeping increases in Operating Costs and/or Utility and Energy Costs at reasonable and competitive levels.

                  If requested by Lessee, Lessor shall deliver a statement which shall (1) be certified to be accurate and complete to the knowledge of Lessor or Lessor's managing agent responsible for the preparation of such statement (provided that such certification shall not prevent Lessor from correcting errors thereon as allowed by this Lease) and (2) set forth with reasonable detail the assumptions and methodology utilized for making the occupancy adjustment set forth in this Article 23 above for each item of expense which is so adjusted.

                  If any repair, replacement or improvement within the definition of Operating Costs is capitalized under generally accepted accounting principles, then (A) the cost of any such repair, replacement or improvement shall only be included in Operating Costs if such repair, replacement or improvement (i) is necessary to comply with any governmental or quasi-governmental law, statute, ordinance, rule, order, requirements or regulation, which is enacted or promulgated after the date hereof, (ii) is reasonably intended to reduce Operating Costs or (iii) constitutes a replacement which in

                  Lessor's reasonable judgment is economically prudent to make in lieu of repairs, (B) the cost thereof shall be amortized on a straight line basis over the useful life of such repair, the amount so amortized attributable to such repair, replacement or improvement and (C) there shall be included in Operating Costs in each Lease Year for such portion of the amortization period which occurs during the Term, provided, however, that all amounts thereof included in Operating Costs in any Lease Year subsequent to the year paid shall have added thereto interest from the date Lessor incurred such cost. For amortization purposes, applicable interest shall be two (2) percentage point sin excess of the prime rate charged by Chase Manhattan Bank, or its successor, at the time of expenditure.

         b. Fuel, Utilities and Electric Cost Escalation (hereinafter referred to as "Utility and Energy Costs") - If the Utility and Energy Costs which include any fuel surcharges or adjustments with respect thereto, incurred for water, sewer, gas, electric, other utilities and heating, ventilating and air conditioning for the Building, to include all leased and leasable areas (not separately billed or metered within the Building), and Common Facilities electric, lighting, water, sewer and other utilities for the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term, shall be greater than the Utility and Energy Costs Expense Stop (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage of all such excess Utility and Energy Costs. As used in this Article 23, the Utility and Energy Costs Expense Stop shall be as defined in the Preamble.

         c. Tax Escalation -- If the Real Estate Taxes for the Building and Office Building Area at which the Premises are located for any Lease Year or Partial Lease Year, during the Lease Term, shall be greater than the Base Real Estate Taxes (adjusted proportionately for periods less than a Lease Year), then Lessee shall pay to Lessor as Additional Rent, Lessee's Percentage as hereinafter defined, of all such excess Real Estate Taxes.

                  As used in this Article 23(c), the words and terms which follow mean and include the following:

                  i. "Base Real Estate Taxes" shall be as defined in the Preamble.

                  ii. "Real Estate Taxes" shall mean the property taxes and assessments imposed upon the Building and Office Building Area, or upon the rent, as such, payable to the Lessor, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments, or charges levied, imposed or assessed against the Building and Office Building Area by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen but excluding taxes for income, profit or personal property ownership. If due to a future change in the method of taxation, any franchise, income or profit tax shall be levied against Lessor in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

         d. Insurance Cost Escalation - If the Insurance Costs for the Building and Office Building Area for any Lease Year or partial Lease Year during the Term after 2003 shall be greater than the Insurance Cost Expense Stop (adjusted proportionately for periods less than a Lease Year), Lessee shall pay to Lessor as Additional Rent for each Lease Year or partial Lease Year commencing from and after the Commencement Date, Lessee's Percentage of such excess Insurance Costs.

                   As used in this Article 23(d), the words and terms which follow mean and include the following:

                   i. "Insurance Cost Expense Stop" shall be as defined in the Preamble.

                   ii. "Insurance Costs" shall mean all fire and other insurance costs reasonably incurred by Lessor in connection with its operation and maintenance of the Building and Office Building Area, for any Lease Year or Partial Lease Year, during the Term.

         e. Lease Year -- As used in this Article 23, Lease Year shall mean a calendar year. Any portion of the Term which is less than a Lease Year as hereinbefore defined, that is, from the Commencement Date through the following December 31, and from the last January 1, falling within the Term to the end of the Term, shall be deemed a "Partial Lease Year". Any reference in this Lease to a Lease Year shall, unless the context clearly indicates otherwise, be deemed to be a reference to a Partial Lease Year if the period in question involves a Partial Lease Year.

         f. Payment -- At any time, and from time to time, after the establishment of the Base Period Costs for each of the categories referred to above, Lessor shall advise Lessee in writing of Lessee's Percentage share with respect to each of the categories as estimated for the next twelve (12) month period (or proportionate part thereof if the last period prior to the Lease's expiration is less than twelve (12) months) as then known to the Lessor, and thereafter, the Lessee shall pay as Additional Rent, Lessee's Percentage share of these costs for the then current period affected by such advice (as the same may be periodically revised by Lessor as additional costs are incurred) in equal monthly installments, such new rates being applied to any months, for which the Fixed Basic Rent shall have already been paid which are affected by the Operating Cost Escalation and/or Utility and Energy Cost Escalation and/or Tax Escalation Costs and/or Insurance Costs above referred to, as well as the unexpired months of the current period, the adjustment for the then expired months to be made at the payment of the next succeeding monthly rental, all subject to final adjustment at the expiration of each Lease Year as defined in Article 23(e) hereof (or Partial Lease Year if the last period prior to the Lease's termination is less than twelve (12) months).

                  In the event the last period prior to the Lease's termination is less than twelve (12) months, the Base Period Costs during said period shall be proportionately reduced to correspond to the duration of said final period.

         g. Books and Reports -- For the protection of Lessee, Lessor shall maintain books of account which shall be open to Lessee and its representatives at all reasonable times so that Lessee can determine that such Operating, Utility and Energy and Real Estate Tax Costs have, in fact, been paid or incurred. Lessee's representatives shall mean only (i) Lessee's employees or (ii) a Certified Public Accounting firm, and neither Lessee's employees nor any Certified Public Accounting firm shall be permitted to perform such an inspection and/or audit for any other tenant in the Building. Lessee or its representatives shall be entitled to make and retain copies of any materials reviewed in connection with the exercise of such right. If Lessee or its representatives determine that Lessor has overstated Lessee's Percentage of Operating Costs and/or Utility and Energy Costs, or Real Estate Taxes for the applicable Lease Year by more than seven percent (7%), Lessor shall pay all of Lessee's actual and reasonable expenses related to such inspection after Lessee delivers to Lessor reasonable documentation evidencing such expenses. At Lessor's request, Lessee shall execute a confidentiality agreement reasonably acceptable to Lessor prior to any examination of Lessor's books and records. In the event Lessee disputes any one or more of said charges, Lessee shall attempt to resolve such dispute with Lessor, provided that if such dispute shall not be satisfactorily settled between Lessor and Lessee, the dispute shall be referred by either party to an independent certified public accountant to be mutually agreed upon, and if such an accountant cannot be agreed upon, The American Arbitration Association may be asked by either party to select an arbitrator, whose decision on the dispute will be final and binding upon both parties, who shall jointly share any cost of such arbitration. Pending resolution of said dispute the Lessee shall pay to Lessor the sum so billed by Lessor subject to its ultimate resolution as aforesaid.

         h. Right of Review -- Once Lessor shall have finally determined said Operating, Utility and Energy or Real Estate Tax Costs at the expiration of a Lease Year, then as to the item so established, Lessee shall only be entitled to dispute said charge as finally established for a period of twelve (12) months after Lessee receives Lessor's statement for such charge, and Lessee specifically waives any right to dispute any such charge at the expiration of said twelve (12 month period.

         i. Occupancy Adjustment -- If, with respect to Operating Cost Escalation, as established in Article 23(a) hereof, and Utility and Energy Cost Escalation, as established in Article 23(b) hereof, and Insurance Cost Escalation, as established in
                  Article 23(d) hereof, the Building is less than ninety-five percent (95%) occupied during the establishment of the respective Base Periods, then the Base Period Costs incurred with respect to said Operating Cost or Utility and Energy Cost or Insurance Cost shall be adjusted during any such period within the Base Period so as to reflect ninety-five percent (95%) occupancy. Similarly, if during any Lease Year or Partial Lease Year, subsequent to the Base Period the Building is less than ninety-five percent (95%) occupied, then the actual costs incurred for Operating Cost and Utility and Energy Cost and Insurance Cost shall be increased during any such period to reflect ninety-five percent (95%) occupancy so that at all times after the Base Period the Operating Cost or Utility and Energy Cost or Insurance Cost shall be actual costs, but in the event less than ninety-five percent (95%) of the Building is occupied during all or part of the Lease Year involved, the Operating Cost or Utility and Energy Cost or Insurance Cost shall not be less than that which would have been incurred had ninety-five percent (95%) of the Building been occupied. The aforesaid adjustment shall only be made with respect to those items that are in fact affected by variations in occupancy levels.

24.      LESSEE'S ESTOPPEL:
         -----------------

         Lessee shall, from time to time, on not less that ten business (10) days prior written request by Lessor, execute, acknowledge and deliver to Lessor a written statement certifying that the Lease is unmodified and in full force and effect, or that the Lease is in full force and effect as modified and listing the instruments of modification; the dates to which the rents and charges have been paid; and, to the best of Lessee's knowledge, whether or not Lessor is in default hereunder, and if so, specifying the nature of the default. It is intended that any such statement delivered pursuant to this Article 24 may be relied on by a prospective purchaser of Lessor's interest or mortgagee of Lessor's interest or assignee of any mortgage of Lessor's interest. Lessee shall also execute and deliver the form "Lessee Estoppel Certificate" attached hereto as Exhibit F.

25.      HOLDOVER TENANCY:
         ----------------

         If Lessee holds possession of the Premises after the Expiration Date of this Lease, Lessee shall (i) become a tenant from month to month under the provisions herein provided, but at one hundred fifty percent (150%) of the Monthly Fixed Basic Rent for the last month of the term, plus the Additional Rent, for the first two (2) months of Lessee's holding over and two hundred percent (200%) of the monthly Fixed Basic Rent for the last month of the Term, plus the Additional Rent, thereafter, which shall continue as provided in the Lease which sum shall be payable in advance on the first day of each month, and without the requirement for demand or notice by Lessor to Lessee demanding delivery of possession of said Premises, and such tenancy shall continue until terminated by Lessor, or until Lessee shall have given to Lessor, at least sixty (60) days prior to the intended date of termination, a written notice of intent to terminate such tenancy, which termination date must be as of the end of a calendar month; and (ii) indemnify Lessor against loss or liability resulting from the delay by Lessee in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay so long as Lessor provides prompt written notice to Lessee that it has signed a letter of intent or is near signing a lease with a prospective lessee and advises Lessee of what date it must vacate the Premises in order for Lessor to deliver the Premises to the new lessee. Lessee's obligations under this Section shall survive the expiration or sooner termination of the Lease. The time limitations described in this Article 25 shall not be subject to extension for Force Majeure.

26.      RIGHT TO SHOW PREMISES:
         ----------------------

         Lessor may show the Premises to prospective purchasers and mortgagees; and during the twelve (12) months prior to termination of this Lease, to prospective tenants, during Building Hours on reasonable advance notice to Lessee. When showing the Premises to prospective purchasers, mortgagees or tenants, Lessor shall use commercially reasonable efforts to minimize interference with Lessee's use and occupancy of the Premises

27.      LESSOR'S WORK - LESSEE'S DRAWINGS:
         ---------------------------------

         a. Lessor agrees that, prior to the commencement of the Term of this Lease, it will do substantially all of the work in the Premises in accordance with Exhibit C attached hereto and made a part hereof.

         b. Lessee will timely supply such drawings and information to Lessor as set forth in Exhibit C. Any delay occasioned by Lessee's failure to timely supply such drawings and information shall not delay the Commencement Date of the Term and Lessee's obligations hereunder, and the same shall commence on the date the Premises would have been delivered to Lessee pursuant to Article 2, but for Lessee's delay.

         c. Lease commencement shall occur and the Commencement Date is defined as that date when Lessor has done substantially all of the work to be done by Lessor in accordance with Exhibit C, unless Lessor has been precluded from completing said work as a result of Lessee's acts or omissions including, but not limited to, its failure to comply with Article 27(b) hereof. Occupancy by Lessee or the delivery of a Certificate of Occupancy by Lessor (if required pursuant to local law) shall be prima facie evidence that Lessor has done substantially all of the work.

28.      WAIVER OF TRIAL BY JURY:
         -----------------------

         To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease or the Premises.

29.      LATE CHARGE:
         -----------

         If any payment of Fixed Basic Rent, Additional Rent or any other regularly scheduled sum, or any part of any such payment, to be made by Lessee under the terms of this Lease shall become overdue for a period in excess of five (5) business days, Lessee shall pay to Lessor, a "late charge" in an amount which is the lesser of $1,500.00 or 4% of the amount so overdue, for the purpose of defraying Lessor's administrative expense incident to handling such overdue or delinquent payment. In addition, if any payment of rent or any other sum, or any part of any such payment, to be made by Lessee under the terms of this Lease shall become overdue for a period in excess of five (5) business days, Lessee shall pay to Lessor interest on the overdue amount at the Lease Interest Rate (defined below) from the date when such payment was due until the date paid, but in no event more than the amount or rate which is the maximum amount or rate Lessor may lawfully charge in respect of Lessee in such circumstances under applicable law. The "Lease Interest Rate" shall mean the greater of 10% per annum or such variable per annum rate which is from time to time equal to 4% above the base rate as stated by Citibank, N.A. or its successor, or, in the absence of there being a successor to Citibank, N.A. by such other bank having an office in the City of New York as Lessor may from time to time select.

30.      LESSEE'S INSURANCE:
         ------------------

         a. Lessee covenants to provide at Lessee's cost and expense on or before the earlier of (i) the Commencement Date, or (ii) Lessee's taking actual possession for the purpose of completing any improvement work, and to keep in full force and effect during the entire Term and so long thereafter as Lessee, or anyone claiming by, through or under Lessee, shall occupy the Premises, insurance coverage as follows:

                  i. Commercial General Liability insurance with contractual liability endorsements with respect to the Premises and the business of Lessee in which Lessee shall be adequately covered under limits of liability of not less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) combined single limit per occurrence for bodily or personal injury (including death) and property damage. Such insurance may be carried (x) under a blanket policy covering the Premises and other locations of Lessee, if any, provided that each such policy shall in all respects comply with this Article and shall specify that the portion of the total coverage of such policy that is allocated to the Premises is in the amounts required pursuant to this Article 30 and (y) under a primary liability policy of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) and the balance under an umbrella policy. Notwithstanding anything to the contrary contained in this Lease, the carrying of insurance by Lessee in compliance with this Article 30 shall not modify, reduce, limit or impair Lessee's obligations and liability under Article 33 hereof.

                  ii. Fire and Extended Coverage, Vandalism, Malicious Mischief, Sprinkler Leakage and Special Extended Coverage Insurance in an amount adequate to cover the cost of replacement of all personal property, decoration, trade fixtures, furnishings, equipment in the Premises and all contents therein. Lessor shall not be liable for any damage to such property of Lessee by fire or other peril includable in the coverage afforded by the standard form of fire insurance policy with extended coverage endorsement attached (whether or not such coverage is in effect), no matter how caused, it being understood that the Lessee will look solely to its insurer for reimbursement.

                  iii. Worker's Compensation Insurance in the minimum statutory amount covering all persons employed by Lessee.

                  iv. Said limits shall be subject to periodic review and Lessor reserves the right to increase said coverage limits if, in the reasonable opinion of Lessor, said coverage becomes inadequate and is less than that commonly maintained by tenants in similar buildings in the area by tenants making similar uses. On or before the Commencement Date, and thereafter at Lessor's request, Lessee shall provide Lessor evidence of the insurance coverage required herein in the form of a duplicate original insurance policy, an insurance binder (countersigned by the insurer), or Evidence of Insurance (in form ACORD 27 with respect to property insurance and ACORD 25-S with respect to liability insurance) for each of the insurance policies Lessee is required to carry in compliance with its obligations under this Lease.

         b. All of the aforesaid insurance shall (i) name Lessor as an additional insured on a primary basis as to the Premises; (ii) be written by one or more responsible insurance companies licensed in the State of New Jersey satisfactory to Lessor and in form satisfactory to Lessor; (iii) contain endorsements providing thirty (30) days prior written notice of any material change in or cancellation of this policy."; (iv) shall be written on an "occurrence" basis and not on a "claims made" basis.

         c. Lessee shall be solely responsible for payment of premium and Lessor (or its designee) shall not be required to pay any premium for such insurance. Lessee shall deliver to Lessor at least fifteen (15) days prior to the expiration of such policy, either a duplicate original or a certificate it being the intention of the parties hereto that the insurance required under the terms hereof shall be continuous during the entire Term of this Lease and any other period of time during which pursuant to the Term hereof, said insurance is required. Any insurance carried by Lessee shall be in excess of and will not contribute with the insurance carried by Lessor for injuries or damage arising out of the Premises.

         d. Lessee agrees that if Lessee, its employees, agents, contractors or licensees, or a result of or in connection, the fire insurance rate(s) applicable to the Premises shall be higher than that which would be applicable for a business office legally permitted therein due solely to the activities of Lessee, Lessee agrees that it will pay to Lessor as Additional Rent, such portion of the premiums for all Lessor's fire insurance policies in force with respect to the building and the contents of any occupant thereof as shall be attributable to such higher rate(s).

         e. Lessor makes no representation that the limits of liability specified to be carried by Lessee or Lessor under the terms of this Lease are adequate to protect Lessee against Lessee's undertaking under this Article 30, and in the event Lessee believes that any such insurance coverage called for under this Lease is insufficient, Lessee shall provide, at is own expense, such additional insurance as Lessee deems adequate.

         f. In the event the Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Lessor, to the extent of the coverage of Lessor's policies of fire insurance, hereby waives its rights, if any, against Lessee with respect to such damage or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessee, and (ii) Lessee, to the extent of the coverage of Lessee's policies of fire insurance with extended coverage, hereby waives its rights, if any, against Lessor with respect to such damage, or destruction, even if said fire or other casualty shall have been caused, in whole or in part, by the negligence of Lessor; provided, however, such waivers of subrogation shall only be effective with respect to loss or damage occurring during such time as Lessor's or Lessee's policies of fire insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Lessor or Lessee (as the case may be) to recover thereunder. If, at any time, Lessor's or Lessee's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Lessor or Lessee, as the case may be, shall notify the party thereof in writing, and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Lessor's or Lessee's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party upon demand. In the event the party requesting their waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

         g. Should Lessee fail to maintain the insurance coverage as set forth in this Article 30, then Lessee shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

         h. LESSOR'S INSURANCE: During the Term, Lessor shall maintain the following insurance, insuring Lessor and any mortgagee, as their respective interests may appear: (x) insurance against damage to the Building and Office Building Area by all risks of direct physical loss in an amount equivalent to the full replacement cost thereof; (y) comprehensive general liability insurance against claims for bodily injury and property damage occurring in or about the Common Facilities in amounts customarily carried by owners of similar buildings in the Essex County, New Jersey area; and (z) insurance against such other hazards as, from time to time, are then commonly insured against for buildings similarly situated in amounts normally carried with respect thereto. All insurance maintained pursuant to this subparagraph h. may be effected by blanket insurance policies.

31.      NO OTHER REPRESENTATIONS:
         ------------------------

         No representations or promises shall be binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

32.      QUIET ENJOYMENT:
         ---------------

         Lessor covenants that if, and so long as, Lessee is not in default hereunder beyond applicable notice and cure periods, and performs Lessee's covenants hereof, Lessor shall do nothing to affect Lessee's right to peaceably and quietly have, hold and enjoy the Premises for the Term herein mentioned, subject to the provisions of this Lease.

33.      INDEMNITY:
         ---------

         Lessee shall defend, indemnify and save harmless Lessor and its agents against and from; (a) any and all claims (i) arising from (x) the conduct or management by Lessee, its subtenants, licensees, its or their employees, agents, contractors or invitees on the Premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created (other than by Lessor for Lessor's or Lessee's account) in or about the Premises during the Term of this Lease, or during the period of time, if any, prior to the Commencement Date that Lessee may have been given access to the Premises, (z) any default by Lessee under the terms, covenants and conditions of this Lease or (ii) arising from any negligent or otherwise wrongful act or omission of Lessee or any of its subtenants or licensees or its or their employees, agents, contractors or invitees, and (b) all costs, expenses and liabilities including attorneys fees and disbursements incurred in or in connection with each such claim, action or proceeding brought thereon. In case any action or proceeding be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall resist and defend such action or proceeding.

         Lessor agrees to indemnify, defend and hold Lessee harmless from and against any suits, proceedings, damages, obligations, liabilities, counsel fees, costs, losses, expenses, orders and judgments imposed upon, incurred by or asserted against Lessee by reason of any latent defect in the Building, and any costs or expenses incurred by Lessee hereunder to recover any security deposit not promptly returned to it at the end of the Lease or in connection with the wrongful application of any security deposit.

34.      ARTICLE HEADINGS:
         ----------------

         The article headings in this Lease and position of its provisions are intended for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

35.      APPLICABILITY TO HEIRS AND ASSIGNS:
         ----------------------------------

         The provisions of this Lease shall apply to, bind and inure to the benefit of Lessor and Lessee, and their respective heirs, successors, legal representatives and assigns. It is understood that the term "Lessor" as used in this Lease means only the owner, a mortgagee in possession or a term lessee of the Building, so that in the event of any sale of the Building or of any lease thereof, or if a mortgagee shall take possession of the Premises, the Lessor herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Lessor hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, the term lessee of the Building, or the mortgagee in possession has assumed and agreed to carry out any and all covenants and obligations of Lessor hereunder.

36.      OUTSIDE PARKING SPACES:
         ----------------------

         Lessee's occupancy of the Premises shall include the use of the number of outside parking spaces as set forth in the Preamble, all of which will be unassigned. Lessor shall not be responsible for any damage or theft of any vehicle in the parking area and shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. Lessee shall, upon request, promptly furnish to Lessor the license numbers of the cars operated by Lessee and its subtenants, licensees, invitees, concessionaires, officers and employees. If any vehicle of the Lessee, or of any subtenant, licensee, concessionaire, or of their respective officers, agents or employees, is parked in any part of the Common Facilities other than the employee parking area(s) designated therefor by Lessor, Lessee shall pay to Lessor such penalty as may be fixed by Lessor from time to time. All amounts due under the provisions of this Article 36 shall be deemed to be Additional Rent.

37.      LESSOR'S LIABILITY FOR LOSS OF PROPERTY:
         ---------------------------------------

         Lessor shall not be liable for any loss of property from any cause whatsoever, including but not limited to theft or burglary from the Premises, and any such loss arising from the negligence of Lessor, its agents, servants or invitees, or from defects, errors or omissions in the construction or design of the Premises and/or the Building, including the structural and non-structural portions thereof, and Lessee covenants and agrees to make no claim for any such loss at any time.

38.      PARTIAL INVALIDITY:
         ------------------

         If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

39.      LESSEE'S BROKER:
         ---------------

         Lessee represents and warrants to Lessor that its broker, as defined in the Preamble is the sole broker with whom Lessee has negotiated in bringing about this Lease and Lessee agrees to indemnify and hold Lessor and its mortgagee(s) harmless from any and all claims of other brokers and expenses in connection therewith arising out of or in connection with the negotiation of or the entering into this Lease by Lessor and Lessee. In no event shall Lessor's mortgagee(s) have any obligation to any broker involved in this transaction. In the event that no broker was involved as aforesaid, then Lessee represents and warrants to the Lessor that no broker brought about this transaction, and Lessee agrees to indemnify and hold Lessor harmless from any and all claims of any broker arising out of or in connection with the negotiations of, or entering into of, this Lease by Lessee and Lessor.

40.      PERSONAL LIABILITY:
         ------------------

         Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Lessor, that there shall be absolutely no personal liability on the part of Lessor, its constituent members (to include but not be limited to, officers, directors, partners and trustees) their respective successors, assigns or any mortgagee in possession (for the purposes of this Article, collectively referred to as "Lessor"), with respect to any of the terms, covenants and conditions of this Lease, and that Lessee shall look solely to the equity of Lessor in the Building for the satisfaction of each and every remedy of Lessee in the event of any breach by Lessor of any of the terms, covenants and conditions of this Lease to be performed by Lessor, such exculpation of liability to be absolute and without any exceptions whatsoever.

41.      NO OPTION:
         ---------

         The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Lessor and Lessee.

42.      DEFINITIONS:
         -----------

         a. Affiliate -- Affiliate shall mean any corporation related to Lessee as a parent, subsidiary or brother-sister corporation so that such corporation and such party and other corporations constitute a controlled group as determined under Section 1563 of the Internal Revenue Code of 1986, as amended and as elaborated by the Treasury Regulations promulgated thereunder or any business entity in which Lessee has more than a fifty percent (50%) interest.

         b. Common Facilities -- Common Facilities shall mean the non-assigned parking areas; lobby; elevator(s); fire stairs; public hallways; public lavatories; all other general Building facilities that service all Building tenants; air conditioning rooms; fan rooms; janitors' closets; electrical closets; telephone closets; elevator shafts and machine rooms; flues; stacks; pipe shafts and vertical ducts with their enclosing walls. Lessor may at any time close temporarily any Common Facilities to make repairs or changes therein or to effect construction, repairs or changes within the Building, or to discourage non-tenant parking, and may do such other acts in and to the Common Facilities as in its judgement may be desirable to improve the convenience thereof, but shall always in connection therewith, endeavor to minimize any inconvenience to Lessee.

         c. Force Majeure -- Force Majeure shall mean and include those situations beyond Lessor's reasonable control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment or insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Fixed Basic Rent or Additional Rent, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

         d. Lessee's Percentage -- The parties agree that Lessee's Percentage, as defined in the Preamble, reflects and will be continually adjusted to reflect the ratio of the gross square feet of the area rented to Lessee (including an allocable share of all Common Facilities) [the numerator] as compared with the total number of gross square feet of the entire Building (or additional buildings that may be constructed within the Office Building Area) [the denominator] measured outside wall to outside wall, but excluding therefrom any storage areas. Lessor shall have the right to make changes or revisions in the Common Facilities of the Building so as to provide additional leasing area. Lessor shall also have the right to construct additional buildings in the Office Building Area for such purposes as Lessor may deem appropriate, and subdivide the lands for that purpose if necessary, and upon so doing, the Office Building Area shall become the subdivided lot on which the Building in which the Premises is located. However, if any service provided for in Article 23(a) or any utility provided for in Article 23(b) is separately billed or separately metered within the Building, then the square footage so billed or metered shall be subtracted from the denominator and the Lessee's proportionate share for such service and/or utility shall be separately computed, and the Base Costs for such item shall not include any charges attributable to said square footage. Lessee understands that as a result of changes in the layout of the Common Facilities from time to time occurring due to, by way of example and not by way of limitation, the rearrangement of corridors, the aggregate of all Building tenant proportionate shares may be equal to, less than or greater than one hundred percent (100%).

43.      LEASE COMMENCEMENT:
         ------------------

         Notwithstanding anything contained herein to the contrary, if Lessor, for any reason whatsoever, including Lessor's negligence except as provided for in Article 27(b), cannot deliver possession of the Premises, as provided for in Article 27(a), to Lessee at the commencement of the agreed Term as set forth in Article 2, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, the Term shall be for the full term as specified above to commence from and after the date Lessor shall have delivered possession of the Premises to Lessee or from the date Lessor would have delivered possession of the Premises to Lessee but for Lessee's failure to timely supply to Lessor such drawings and/or information required by Exhibit C or for any other reason attributable to Lessee (herein the "Commencement Date") and to expire midnight of the day immediately preceding Term anniversary of the Commencement Date, and if requested by Lessor, Lessor and Lessee shall, ratify and confirm said Commencement and Expiration Dates by completing and signing Exhibit G attached hereto and made a part hereof.

         Notwithstanding anything contained herein to the contrary, if Lessor shall not have delivered possession of the Premises to Lessee on or before May 23, 2003 and provided the reason therefor has not been as a result of Lessee's acts or omissions or Force Majeure and Lessor is able to deliver possession of the Premises on or before July 31, 2003, then, and in such event, Lessor shall reimburse Lessee in an amount not to exceed $24,793.84 for Lessee's cost of relocating to the Premises over a two (2) weekend. Such reimbursement shall be made promptly after Lessor's receipt of paid invoices evidencing the cost of Lessee's relocation.

         Notwithstanding anything contained herein to the contrary, if Lessor shall not have delivered possession of the Premises to Lessee on or before August 1, 2003 and provided the reason therefor has not been as a result of Lessee's acts or omissions or Force Majeure, then, and in such event, commencing August 1, 2003 through and including the date

         Lessor shall have delivered possession of the Premises to Lessee, Lessor shall reimburse Lessee in an amount not to exceed $24,793.84 per month for Lessee's holdover rent in Lessee's current premises through October 31, 2003 and thereafter shall not exceed $37,190.75 per month. Such reimbursement shall made promptly after Lessor's receipt of paid invoices evidencing Lessee's payment of such holdover rent.

         Notwithstanding anything contained in the foregoing paragraphs of this Article to the contrary, any delays in Lessor's substantial completion of the Premises resulting from Lessee's acts or omissions or Force Majeure shall not automatically relieve Lessor of its obligation to timely deliver the Premises as set forth herein. Such delays resulting from Lessee's acts or omissions or Force Majeure must have in fact delayed Lessor's substantial completion of the Premises by more than the number of days between the forty-fifth (45th) day after the date construction drawings for the Premises has been approved by Lessor and Lessee and May 23, 2003.

         Notwithstanding anything contained herein to the contrary, if Lessor shall not have delivered possession of the Premises to Lessee substantially completed on or before December 31, 2003 and provided the reason therefor has not been as a result of Lessee's acts or omissions or Force Majeure, then, and in such event, Lessor or Lessee may cancel this Lease upon thirty (30) days notice to the other, which notice shall be given on or before January 10, 2004 (time being of the essence in the giving of such notice) and this Lease shall terminate upon the expiration of said thirty (30) day period and the parties shall be released from their respective obligations under this Lease except that Lessor shall reimburse to Lessee any prepaid rent and return security deposit.

44.      NOTICES:
         -------

         Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or
         (ii) sent by registered mail or certified mail return receipt requested in a postage paid envelope addressed or (iii) sent by nationally recognized overnight delivery service, if to Lessee, at the above described Building; if to Lessor, at Lessor's address as set forth above; or, to either at such other address as Lessee or Lessor, respectively, may designate in writing. Notice shall be deemed to have been duly given, if delivered personally, on delivery thereof, if mailed, upon the tenth (10th) day after the mailing thereof or if sent by overnight delivery service, the next business day.

45.      ACCORD AND SATISFACTION:
         -----------------------

         No payment by Lessee or receipt by Lessor of a lesser amount than the rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Fixed Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Fixed Basic Rent or Additional Rent be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor's right to recover the balance of such Fixed Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

46.      EFFECT OF WAIVERS:
         -----------------

         No failure by Lessor to insist upon the strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No consent, or waiver, express or implied, by Lessor to or of any breach of any covenant, condition or duty of Lessee shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty, unless in writing signed by Lessor.

47.      LEASE CONDITION:
         ---------------

         Intentionally Omitted.

48.      MORTGAGEE'S NOTICE AND OPPORTUNITY TO CURE:
         ------------------------------------------

         Lessee agrees to give any mortgagees and/or trust deed holders, by registered mail, a copy of any notice of default served upon Lessor, provided that, prior to such notice, Lessee has been notified in writing (by way of notice of assignment of rents and leases or otherwise) of the address of such mortgagees and/or trust deed holders. Lessee further agrees that, if Lessor shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

49.      LESSOR'S RESERVED RIGHT:
         -----------------------

         Lessor and Lessee acknowledge that the Premises are in a Building which is not open to the general public. Access to the Building is restricted to Lessor, Lessee, their agents, employees and contractors and to their invited visitors. In the event of a labor dispute including a strike, picketing, informational or associational activities directed at Lessee or any other tenant, Lessor reserves the right unilaterally to alter Lessee's ingress and egress to the Building or make any change in operating conditions to restrict pedestrian, vehicular or delivery ingress and egress to a particular location.

50.      CORPORATE AUTHORITY:
         -------------------

         If Lessee is a corporation, Lessee represents and warrants that this Lease has been duly authorized and approved by the corporation. The undersigned officers and representatives of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen
         (15) days of execution hereof, Lessee will provide Lessor with a corporate resolution confirming the aforesaid.

51.      AFTER-HOURS USE:
         ---------------

         Lessee shall be entitled to make use of said Standard Electric Service and HVAC beyond the Building Hours, at Lessee's sole cost and expense, provided Lessee shall notify the Lessor by 3:00 p.m. on the day that Lessee shall require said overtime use if said overtime use is required on any weekday, and by 3:00 p.m. on Friday for Saturday and/or Sunday overtime use. It is understood and agreed that Lessee shall pay the sum of FORTY-FIVE AND 00/100 DOLLARS ($45.00) per hour per zone for air-conditioning service and THIRTY AND 00/100 DOLLARS ($30.00) per hour per zone for heating services, plus such additional percentage increase of the aforesaid hourly sum computed by measuring the percentage increase between the rate in effect (including fuel surcharges or adjustments) during the month for which such overtime use is requested and the Base Rate. The Base Rate for purposes hereof shall be the average of the rates in effect (including surcharges and/or adjustments) during Calendar Year 2003.

         In no event shall the Lessee pay less than the sum of FORTY-FIVE AND 00/100 DOLLARS ($45.00) per hour per zone for such overtime air-conditioning service or less than THIRTY AND 00/100 DOLLARS ($30.00) per hour per zone for such overtime heating service.

52.      LESSEE'S EXPANSION/RELOCATION:
         -----------------------------

         If necessary to accommodate the needs of a lessee leasing more gross rentable area in the Building than Lessee, Lessor, in its sole discretion, shall have the right one time during the Term to change the location of the Premises to other comparable space (the "Substituted Leased Premises") within the Building, subject to the terms and conditions set forth below.

         a. The Substituted Leased Premises shall contain a minimum floor area of approximately the same number of square feet as are contained in the Premises; the Substituted Leased Premises shall be substantially comparable to the Premises in design, layout and finishes; and the square footage of any Common Facilities attributable to the Substituted Leased Premises shall be approximately the same as that of the Common Facilities attributable to the Premises.

         b. If the total square footage comprised by the Substituted Leased Premises and its attributable Common Facilities exceed the total of the Premises and its attributable Common Facilities, the Lessee shall not be required to pay any increase in the Fixed Basic Rent and Lessee's Percentage shall not be increased. If, however, such total square footage shall be less, Lessee's Fixed Basic Rent and Lessee's Percentage shall be decreased proportionately.

         c. The Lessor shall give the Lessee not less than sixty (60) days prior notice of Lessor's decision to relocate the Lessee; and the Lessee agrees that no later than sixty (60) days from the date of its receipt of such notice it shall relocate to the Substituted Leased Premises.

         d. The Lessor shall bear and pay for the cost and expense of any such relocation; provided, however, that the Lessee shall not be entitled to any compensation for damages for any interference with or interruption of its business during or resulting from such relocation. The Lessor shall make reasonable efforts to minimize such interference by relocating Lessee on days and at times reasonably convenient to Lessee.

         e. In connection with any such relocation, the Lessor shall, at its own cost and expense, furnish and install in (or, if practicable, relocate to) the Substituted Leased Premises all walls, partitions, floors, floor coverings, ceilings, fixtures, wiring and plumbing, if any, (including relocating trade fixtures, equipment, furniture, furnishings, telecommunications and computer wiring and cabling and other personal property belonging to Lessee) required for the Lessee's proper use and occupancy thereof, all of which items shall be comparable in quality to those situated in the Premises.

         f. The payments of new monthly minimum rent shall commence on the earlier of ten (10) days after Lessor has completed the physical relocation and installation of permanent improvements in the Substituted Leased Premises or the date that Lessee first opens for business in the Substituted Leased Premises.

         g. Lessor and Lessee shall promptly execute an amendment to this Lease reciting the relocation of the Premises and any changes in the monthly minimum rent payable hereunder.

53.      BUILDING PERMIT:
         ---------------

         This Lease is expressly conditioned upon Lessor obtaining a building permit from the appropriate government official for Lessee's Premises. Lessor hereby agrees to make application to said government official within five (5) days following the execution of the construction drawings for the Premises. As used herein, construction drawings shall mean the final plans and specifications required pursuant to Article 27(b).

54. RIGHT OF FIRST OFFER:
    --------------------

                  a. i. Subject to the provisions of this Article, Lessee shall have the option to lease from Lessor contiguous space on the fourth (4) floor as shown on the attached floor plan, ("Additional Space") at the expiration of the existing space leases for such Additional Space, subject to Lessor's right to renew such leases with the current tenant(s) only. If the Term of this Lease shall be in full force and effect on the expiration or termination date of the existing space leases for the Additional Space, subject to Lessor's right to renew such leases with the current tenant(s) only, and the date upon which Lessee shall exercise the option hereinafter referred to, Lessee shall have the option to lease all, but not less than all of the Additional Space on an as-is basis, provided Lessee gives Lessor written notice of such election within ten (10) days after Lessee shall receive Lessor's notice that such Additional Space is available for leasing to Lessee. If Lessee fails or refuses to exercise this option within the time period set forth above (TIME BEING OF THE ESSENCE), then and in such event Lessee shall have no further rights under this Section with respect to such Additional Space. If Lessee shall elect to lease said Additional Space: (v) said Additional Space shall be deemed incorporated within and part of the Premises on the date that Lessor shall notify Lessee that such Additional Space is ready for occupancy by Lessee subject to any delays relating to the determination of fair market rent and shall expire on the Expiration Date of this Lease, (x) the Fixed Basic Rent payable under this Lease shall be increased by an amount such that during the balance of the term of this Lease the Fixed Basic Rent for said Additional Space shall be the then fair market rent for the Additional Space, as determined in the manner set forth in clause (ii) below, (y) Lessee's Percentage Share shall be proportionately increased, and (z) all other terms and provisions set forth in this Lease shall apply, except that Lessor not be required to perform any work with respect to said Additional Space.

                           The parties shall promptly execute an amendment of this Lease confirming Lessee's election to lease said Additional Space and the incorporation of said Additional Space into the Premises.

                           ii. Lessor and Lessee shall use their best efforts, within thirty (30) days after Lessor receives Lessee's notice of its election to lease said Additional Space, ("Negotiation Period") to agree upon the Fixed Basic Rent to be paid by Lessee for said Additional Space. If Lessor and Lessee shall agree upon the Fixed Basic Rent, the parties shall promptly execute an amendment to this Lease stating the Fixed Basic Rent for the Additional Space.

                           If the parties are unable to agree on the Fixed Basic Rent for said Additional Space during the Negotiation Period, then within fifteen (15) days notice from the other party, given after expiration of the Negotiation Period, each party, at its cost and upon notice to the other party, shall appoint a person to act as an appraiser hereunder, to determine the fair market rent for the Additional Space. Each such person shall be a real estate broker or appraiser with at least ten (10) years' active commercial real estate appraisal or brokerage experience (involving the leasing of similar space as agent for both landlords and tenants) in Essex County, New Jersey. If a party does not appoint a person to act as an appraiser within said fifteen (15) day period, the person appointed by the other party shall be the sole appraiser and shall determine the aforesaid fair market rent. Each notice containing the name of a person to act as appraiser shall contain the person's address. Before proceeding to establish the fair market rent, the appraisers shall subscribe and swear to an oath fairly and impartially to determine such rent.

                           If the two appraisers are appointed by the parties as stated in the immediately preceding paragraph, they shall meet promptly and attempt to determine the fair market rent. If they are unable to agree within forty-five (45) days after the appointment of the second appraiser, they shall attempt to select a third person meeting the qualifications stated in the immediately preceding paragraph within fifteen (15) days after the last day the two appraisers are given to determine the fair market rent. If they are unable to agree on the third person to act as appraiser within said fifteen (15) day period, the third person shall be appointed by the American Arbitration Association, upon the application of Lessor or Lessee to the office of the Association nearest the Building. The person appointed to act as appraiser by the Association shall be required to meet the qualifications stated in the immediately preceding paragraph. Each of the parties shall bear fifty percent (50%) of the cost of appointing the third person and of paying the third person's fees. The third person, however selected, shall be required to take an oath similar to that described above.

                           The three appraisers shall meet and determine the fair market rent. A decision in which two of the three appraisers concur shall be binding and conclusive upon the parties. In deciding the dispute, the appraisers shall act in accordance with the rules then in force of the American Arbitration Association, subject however, to such limitations as may be placed on them by the provisions of this Lease.

                           After the Fixed Basic Rent for the Additional Space has been determined by the appraiser or appraisers and the appraiser or appraisers shall have notified the parties, at the request of either party, both parties shall execute and deliver to each other an amendment of this Lease stating the Fixed Basic Rent for the Additional Space.

                           If the Fixed Basic Rent for said Additional Space has not been agreed to or established prior to the incorporation of said Additional Space in the Premises, then Lessee shall pay to Lessor an annual rent ("Temporary Rent") which Temporary Rent on a per square foot basis shall be equal to the Fixed Basic Rent, on a per square foot basis, then being paid by Lessee for the Premises.

                           Thereafter, if the parties shall agree upon a Fixed Basic Rent, or the Fixed Basic Rent shall be established upon the determination of the fair market rent by the appraiser or appraisers, at a rate at variance with the Temporary Rent (i) if such Fixed Basic Rent is greater than the Temporary Rent, Lessee shall promptly pay to Lessor the difference between the Fixed Basic Rent determined by agreement or the appraisal process and the Temporary Rent, or (ii) if such Fixed Basic Rent is less than the Temporary Rent, Lessor shall credit to Lessee's subsequent monthly installments of Fixed Basic Rent the difference between the Temporary Rent and the Fixed Basic Rent determined by agreement or the appraisal process.

                           In determining the fair market rent for said
                           Additional Space, the appraiser or appraisers shall be required to take into account the rentals at which leases are then being concluded for comparable space in the Building and in comparable buildings in the County of Essex, New Jersey. In no event shall the Fixed Basic Rent for the Additional Space, on a per square foot basis, be less than the Fixed Basic Rent for the Premises, on a per square foot basis.

                  b. The option granted to Lessee under this Article 54 may be exercised only by Lessee, its permitted successors and assigns, and not by any subtenant or any successor to the interest of Lessee by reason of any action under the Bankruptcy Code, or by any public officer, custodian, receiver, United States Trustee, trustee or liquidator of Lessee or substantially all of Lessee's property. Lessee shall have no right to exercise any of such options subsequent to the date Lessor shall have the right to give the notice of termination referred to in Article
                           13. Notwithstanding the foregoing, Lessee shall have no right to exercise the option granted to Lessee hereunder if, at the time it gives notice of such election (i) Lessee shall not be in occupancy of substantially all of the Premises or (ii) the Premises or any part thereof shall be the subject of a sublease other than with any affiliate of Lessee. If Lessee shall have elected to exercise its option hereunder, such election shall be deemed withdrawn if, at any time after the giving of notice of such election and prior to the occupancy of the Additional Space, Lessee shall sublease all or any part of the Premises except to an affiliate of Lessee.

55.      TERMINATION OPTION:
         ------------------

         Notwithstanding anything to the contrary contained herein, Lessee shall have a one-time option to surrender the Premises ("Termination Option") in accordance with the following terms and conditions:

         a. If Lessee desires to exercise the Termination Option, Lessee shall give Lessor irrevocable written notice ("Termination Notice") of Lessee's exercise of this Termination Option, which shall be delivered by certified mail which Termination Notice must be received by Lessor no later than the date that is twelve (12) full months prior to the Termination Date. TIME IS OF THE ESSENCE with respect to Lessor's receipt of the Termination Notice and all other deadlines in this Article.

         b. If Lessee gives the Termination Notice and complies with all the provisions in this Article, the Lease as it applies to the Premises only shall terminate at 11:59 p.m. on the last day of the month during which the fifth (5th) anniversary of the Commencement Date occurs (the "Termination Date").

         c. In consideration for Lessee's termination of this Lease, Lessee shall pay Lessor $323,230.00 ("Termination Fee") simultaneously with the Termination Notice sent by Lessee to Lessor.

         d. Lessee's obligations to pay Fixed Basic Rent, Additional Rent, and any other costs or charges under this Lease, and to perform all other Lease obligations for the period up to and including the Termination Date, shall survive the termination of this Lease.

         e. Notwithstanding the foregoing, if at any time during the period on or after the date on which Lessee shall exercise its Termination Option, up to and including the Termination Date, Lessor shall have notified Lessee in writing of a default and Lessee shall remain in default after the expiration of any applicable grace or cure period, then Lessor may elect, but is not obligated, to cancel and declare null and void Lessee's exercise of the Termination Option by notice to Lessee thereof and this Lease shall continue in full force and effect for the full Term hereof unaffected by Lessee's exercise of the Termination Option. If Lessor does not cancel Lessee's exercise of the Termination Option after Lessee's default, Lessee shall cure any default within the period of time specified in this Lease and this obligation shall survive the Termination Date.

         f. In the event Lessee exercises the Termination Option, Lessee covenants and agrees to surrender full and complete possession of the Premises to Lessor on or before the Termination Date vacant, broom-clean, in good order and condition, and, in accordance with the provisions of this Lease, and thereafter the Premises shall be free and clear of all leases, tenancies, and rights of occupancy of any entity claiming by or through Lessee.

         g. If Lessee shall fail to deliver possession of the Premises on or before the Termination Date in accordance with the terms hereof, Lessee shall be deemed to be a holdover Lessee from and after the Termination Date, and in such event all covenants and terms of Article 25 shall apply and shall also be liable to Lessor for all costs and expenses incurred by Lessor in securing possession of the Premises. Lessor may accept any such sums from Lessee without prejudice to Lessor's right to evict Lessee from the Premises by any lawful means.

         h. If Lessee properly and timely exercises the Termination Option and properly and timely satisfies all other monetary and non-monetary obligations under this Lease, the Lease as it applies to the Premises shall cease and expire on the Termination Date with the same force and effect as if said Termination Date were the date originally provided in this Lease as the Expiration Date of the Term hereof.

         i. If this Lease has been assigned or all or a portion of the Premises has been sublet to other than an Affiliate of Lessee, this Termination Option shall be deemed null and void and neither Lessee nor any assignee or sublessee shall have the right to exercise such option during the term of such assignment or sublease.

56.      FOOD SERVICE:
         ------------

         Lessor shall maintain a food service provider to service the Building. If the food service provider ceases operations, Lessor shall not be in default under this Lease, provided that Lessor shall use diligent, good faith efforts to replace the food service provider as expeditiously as is commercially reasonably possible, provided that such period may never exceed three (3) months.

57.      FURNITURE AND PHONE SYSTEM:
         --------------------------

         As additional security for the faithful performance and observance by Lessee of all of the terms, provisions and conditions of this Lease, Lessee hereby grants to and creates on behalf of Lessor a security interest in the furniture and phone system being purchased by Lessee from Lessor for Lessee's use in the Premises. The security interest herein granted shall be subordinate to the lien of any lender of Lessee. This Lease constitutes a security agreement under the New Jersey Uniform Commercial Code. Lessee agrees from time to time to execute and deliver such security agreements and financing statements as Lessor shall reasonably require to evidence and/or perfect the lien of the security interest granted herein, within five (5) days of Lessor's request therefor. Any recording cost for such financing statements shall be borne by Lessor. Upon the occurrence of any default hereunder by Lessee, beyond applicable notice and cure periods, during the first (1st) Lease Year, Lessor may, at its option, foreclose on said security and apply the proceeds of the sale of the property covered thereby for the payment of all rent owing under this Lease or any other sum owing by Lessee under the terms of Article 14 above, including, but not limited to any damages or deficiencies resulting from any reletting of the Premises, whether said damage or deficiency accrued before or after summary proceedings or other re-entry by Lessor. Lessee covenants that it shall keep and maintain all such furniture and phone system in good, substantial and efficient operating condition at Lessee's sole cost and expense, during the first (1st) Lease Year. Notwithstanding the foregoing, provided that Lessee complies with each of its obligations under this Lease during the first
         (1st) Lease Year, the security interest granted to Lessor hereunder shall cease and be of further force or effect after the first (1st) Lease Year. Lessor shall execute such termination of any financing statements as shall be required to effectuate such termination of Lessor's security interest.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LESSOR:                                         LESSEE:

CWLT ROSELAND EXCHANGE L.L.C.                   AMERICAN BUSINESS FINANCIAL
                                                SERVICES, INC.
By:  Mack-Cali Texas Property L.P., member

By:  Mack-Cali Sub XVII, Inc. its general
     partner

By:  _____________________________               By:  __________________________
     Michael K. Nevins                                Name:
     Vice President - Leasing                         Title:

                                    EXHIBIT A
                                    ---------

                              LOCATION OF PREMISES
















                               Exhibit A - Page 1

                                   EXHIBIT A-1

                              OFFICE BUILDING AREA


BEGINNING at a point on the northerly side line of Eisenhower Parkway at the division line between Lots 6 and 7, Tax Maps Borough of Roseland;

thence (1) running along said division line, North 51(Degree)-14'-40" West,
966.53 feet to a point on the southerly line of PSE&G right-of-way;

thence (2) running along the southerly line of said right-of-way, North 32(Degree)-12'52" East, 534.42 feet to an angle in same;

thence (3) still along same, North 37(Degree)-37'-13" East, 303.58 feet to a corner in same;

thence (4) still along same, North 51(Degree)-03'-31" West, 28.80 feet to a corner in same;

thence (5) still along same, North 32(Degree)-12'-52" East, 418.07 feet to a point on the westerly line of lands of the Borough of Roseland (Lot 2);

thence (6) running along the westerly line of said Lot 2 and along the westerly line of Lots 13 and 14 lands of Beechtree Glen Inc., South 51(Degree)-28'01" East, 873.45 feet to a point on the northerly side line of Eisenhower Parkway;

thence (7) running along the northerly side line of Eisenhower Parkway, South 3(Degree)-58'-50" West, 56.10 feet to a point;

thence (8) still along same, on a curve, curving to the right, having a radius of 905.37 feet, an arc distance of 495.69 feet and a chord of South 19(Degree)-39'-55" West, 489.52 feet to a point;

thence (9) still along same, South 35(Degree)-21'-00" West, 745.94 feet to the point and place of BEGINNING.




                               Exhibit A - Page 1

                                    EXHIBIT B
                                    ---------

                              RULES AND REGULATIONS


1. OBSTRUCTION OF PASSAGEWAYS: The sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Building shall not be obstructed or encumbered by Lessee or used by Lessee for any purpose other than ingress and egress. If the Premises are situated on the ground floor with direct access to the street, then Lessor shall, at Lessor's expense, keep the sidewalks and curbs directly in front of the Premises clean and free from ice, snow and refuse.

2. WINDOWS: Windows in the Premises shall not be covered or obstructed by Lessee. No bottles, parcels or other articles shall be placed on the window sills, in the halls, or in any other part of the Building other than the Premises. No article shall be thrown out of the doors or windows of the Premises.

3. PROJECTIONS FROM BUILDING: No awnings, air-conditioning units, or other fixtures shall be attached to the outside walls or the window sills of the Building or otherwise affixed so as to project from the Building, without prior written consent of Lessor.

4. SIGNS: No sign or lettering shall be affixed by Lessee to any part of the outside of the Premises, or any part of the inside of the Premises so as to be clearly visible from the outside of the Premises, without the prior written consent of Lessor. However, Lessee shall have the right to place its name on any door leading into the Premises the size, color and style thereof to be subject to the Lessor's approval. Lessee shall not have the right to have additional names placed on the Building directory without Lessor's prior written consent.

5. FLOOR COVERING: Lessee shall not lay linoleum or other similar floor covering so that the same shall come in direct contact with the floor of the Premises. If linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall first be fixed to the floor by a paste or other material that may easily be removed with water, the use of cement or other similar adhesive material being expressly prohibited.

6. INTERFERENCE WITH OCCUPANTS OF BUILDING: Lessee shall not make, or permit to be made, any unseemly or disturbing noises or odors and shall not interfere with other tenants or those having business with them. Lessee will keep all mechanical apparatus in the Premises free of vibration and noise which may be transmitted beyond the limits of the Premises.

7. LOCK KEYS: No additional locks or bolts of any kind shall be placed on any of the doors or windows by Lessee. Lessee shall, on the termination of Lessee's tenancy, deliver to Lessor all keys to any space within the Building either furnished to or otherwise procured by Lessee, and in the event of the loss of any keys furnished, Lessee shall pay to Lessor the cost thereof. Lessee, before closing and leaving the Premises, shall ensure that all windows are closed and entrance doors locked. Nothing in this Paragraph 7 shall be deemed to prohibit Lessee from installing a burglar alarm within the Premises, provided: (1) Lessee obtains Lessor's consent which will not be unreasonably withheld or delayed; (2) Lessee supplies Lessor with copies of the plans and specifications of the system; (3) such installation shall not damage the Building; and (4) all costs of installation shall be borne solely by Lessee.

8. CONTRACTORS: No contract of any kind with any supplier of towels, water, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish, garbage, or other like service shall be entered into by Lessee, nor shall any machine of any kind be installed in the Building or the Office Building Area without the prior written consent of the Lessor. Lessee shall not employ any persons other than Lessor's janitors for the purpose of cleaning the Premises without prior written consent of Lessor. Lessor shall not be responsible to Lessee for any loss of property from the Premises however occurring, or for any damage to the effects of Lessee by such janitors or any of its employees, or by any other person or any other cause.

                               Exhibit B - Page 1

9. PROHIBITED ON PREMISES: Lessee shall not conduct, or permit any other person to conduct, any auction upon the Premises, manufacture or store goods, wares or merchandise upon the Premises without the prior written approval of Lessor, except the storage of usual supplies and inventory to be used by Lessee in the conduct of his business, permit the Premises to be used for gambling, make any unusual noises in the Building, permit to be played musical instrument on the Premises, permit any radio to be played, or television, recorded or wired music in such loud manner as to disturb or annoy other tenants, or permit any unusual odors to be produced on the Premises. Lessee shall not permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form or as a barber or manicure shop. Canvassing, soliciting and peddling in the Building and the Office Building Area are prohibited and Lessee shall cooperate to prevent the same. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

10. PLUMBING, ELECTRIC AND TELEPHONE WORK: Plumbing facilities shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or other substances of any kind shall be thrown into them. Waste and excessive or unusual amounts of electricity or water is prohibited. When electric wiring of any kind is introduced, it must be connected as directed by Lessor, and no stringing or cutting of wires will be allowed, except by prior written consent of Lessor, and shall be done by contractors approved by Lessor. The number and locations of telephones, telegraph instruments, electrical appliances, call boxes, etc. shall be subject to Lessor's approval.

11. MOVEMENT OF FURNITURE, FREIGHT OR BULKY MATTER: The carrying in or out of freight, furniture or bulky matter of any description must take place during such hours as Lessor may from time to time reasonably determine and only after advance notice to the superintendent of the Building. The persons employed by Lessee for such work must be reasonably acceptable to the Lessor. Lessee may, subject to these provisions, move freight, furniture, bulky matter, and other material into or out of the Premises on Saturdays between the hours of 9:00 a.m. and 1:00 p.m., provided Lessee pays additional costs, if any, incurred by Lessor for elevator operators or security guards, and for any other expenses occasioned by such activity of Lessee. If, at least three (3) days prior to such activity, Lessor requests that Lessee deposit with Lessor, as security of Lessee's obligations to pay such additional costs, a sum of which Lessor reasonably estimates to be the amount of such additional cost, the Lessee shall deposit such sum with Lessor as security of such cost. There shall not be used in the Building or Premises, either by Lessee or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in the elevators without the consent of the superintendent of the Building. Notwithstanding the foregoing, Lessee may move into the Premises on a weekend and Lessor shall cooperate with Lessee with respect thereto, including, without limitation, having all elevators operating on the moving date or other appropriate Building Holiday if Lessee shall move into the Premises on such day.

12. SAFES AND OTHER HEAVY EQUIPMENT: Lessor reserves the right to prescribe the weight and position of all safes and other heavy equipment so as to distribute properly the weight thereof and to prevent any unsafe condition from arising.

13. ADVERTISING: Lessor shall have the right to prohibit any advertising by Lessee which in Lessor's reasonable opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

14. NON-OBSERVANCE OR VIOLATION OF RULES BY OTHER TENANTS: Lessor shall not be responsible to Lessee for non-observance or violation of any of these rules and regulations by any other tenant.

15. AFTER HOURS USE: Lessor reserves the right to exclude from the Building between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on Saturdays, Sundays and Building Holidays, all persons who do not present a pass to the Building signed by the Lessee. Each Lessee shall be responsible for all persons for whom such a pass is issued and shall be liable to the Lessor for the acts of such persons.

                               Exhibit B - Page 2

16. PARKING: Lessee and its employees shall park their cars only in those portions of the parking area designated by Lessor.

17. Lessor hereby reserves to itself any and all rights not granted to Lessee hereunder, including, but not limited to, the following rights which are reserved to Lessor for its purposes in operating the Building:

        a) the exclusive right to the use of the name of the Building for all purposes, except that Lessee may use the name as its business address and for no other purposes; and

        b) the right to change the name or address of the Building, without incurring any liability to Lessee for doing so; and

        c) the right to install and maintain a sign on the exterior of the Building; and

        d) the exclusive right to use or dispose of the use of the roof of the Building; and

        e) the right to limit the space on the directory of the Building to be allotted to Lessee; and

        f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

18. The Lessee shall be responsible for initiating, maintaining and supervising all health and safety precautions and/or programs required by Law in connection with the Lessee's use and occupancy of the Premises.

19. The Lessee shall not store, introduce or otherwise permit any material known to be hazardous within the Premises. Any material within the Premises which is determined to be hazardous shall be removed and properly disposed of by the Lessee at the Lessee's sole expense.


                                    -- END --





                               Exhibit B - Page 3

                                    EXHIBIT C
                                    ---------

                                      NOTES

RE: Workletter Agreement for office space on the fourth (4th) floor at 105 Eisenhower Parkway, Roseland, New Jersey.

                                                                          , 2003

LESSEE:

AMERICAN BUSINESS FINANCIAL SERVICES, INC.
------------------------------------------

You ("Lessee") and we ("Lessor") are executing simultaneously with this Workletter Agreement a written lease ("Lease"), covering the space referred to above, as more particularly described in the Lease ("Premises").

To induce Lessee to enter into the Lease (which is hereby incorporated by reference) and in consideration of the covenants hereinafter contained, Lessor and Lessee mutually agree as follows:

1. Lessor shall have its architect prepare the following architectural and mechanical drawings and specifications based upon the sketch layout supplied to Lessor by Lessee, attached hereto and made a part hereof, upon full execution of this Lease.

         a. Architectural drawings and specifications for Lessee's partition layout, reflected ceiling, placement of electrical outlets and other installations for the work to be done by Lessor.

         b. Mechanical plans and specifications where necessary for installation of air conditioning systems, ductwork and heating.

         All such plans and specifications are expressly subject to Lessor's written approval, which Lessor covenants it will not unreasonably withhold.

2. Lessor agrees to cause the partition plan, electrical plan and the reflected ceiling plan to be delivered to Lessee on or before the fifteenth (15th) day after Lease execution. Lessee agrees to approve said plans by initialing and returning same to Lessor within five (5) business days of receipt of each plan. Upon approval of the plans initialed by Lessee, Lessor shall file said plans with the appropriate governmental agencies.

3. Lessor agrees, at its expense and without charge to Lessee (unless otherwise provided), to do the work in the Premises as shown on the plans attached hereto and described on the "Description of Materials" schedule attached hereto which shall hereinafter be referred to as "The Work". The Work shall include Lessor's general conditions and overhead amounts indicated on the Description of Materials. "Building Standard" shall mean the type and grade of material, equipment and/or device designated by Lessor as standard for the Building. All items are Building Standard unless otherwise noted. The provisions of Article 6 of the Lease shall apply to any alterations made to the Premises after the initial work to be performed herein.

4. Against the cost of The Work, Lessor shall credit an allowance of $482,450.00 ("Lessor's Allowance") and the remaining balance, if any, shall be deemed Additional Rent and paid by Lessee as follows: (i) fifty percent (50%) upon Lessee's execution and delivery of this Lease and (ii) fifty percent (50%) upon Lessor's substantial completion of The Work and prior to Lessee's occupancy of the Premises. Notwithstanding the foregoing, Lessee may utilize any portion of Lessor's Allowance toward the cost of connecting, including wiring and cabling, any existing equipment to be utilized by Lessee in the Premises and the cost of relocating the existing furniture and equipment within the Building to be utilized by Lessee in the Premises.

5. All low partitioning, workstation modules, bank screen partitions and prefabricated partition systems shall be furnished and installed by Lessee.

                               Exhibit C - Page 1

6. The installation or wiring of telephone and computer (data) outlets is not part of The Work. Lessee shall bear the responsibility to provide its own telephone and data systems at Lessee's sole cost and expense. Upon expiration or sooner termination of the Lease, Lessee shall remove all telephone and data equipment and wiring from the Premises and the Building risers upon vacation of same.

7. Changes in The Work, if necessary, except if a result of error or omission of Lessor, architect or other agent or employee of Lessor, or requested by the Lessee, shall be accomplished after the execution of the Lease and this Workletter Agreement, and without invalidating any part of the Lease or Workletter Agreement, by written agreement between Lessor and Lessee hereinafter referred to as a Change Order. Each Change Order shall be prepared by Lessor and signed by both Lessee and Lessor stating their agreement upon all of the following:

         a.       The scope of the change in The Work; and

         b.       The cost of the change; and

         c.       Manner in which the cost will be paid or credited; and

         d. The estimated extent of any adjustment to the Commencement Date (if any) as a result of the change in The Work.

         Each and every Change Order shall be signed by Lessor's and Lessee's respective construction representatives. In no event shall any Change Order(s) be permitted without such authorizations. A 10% supervision plus 7% overhead charge will be added to the cost of any Change Order and to the cost of any other work to be performed by Lessor in the Premises after Lessor's completion of The Work. If Lessee shall fail to approve any such Change Order within one (1) week, the same shall be deemed disapproved in all respects by Lessee and Lessor shall not be authorized to proceed thereon. Any increase in the cost of The Work or the change in The Work stated in a Change Order which results from Lessee's failure to timely approve and return said Change Order shall be paid by the Lessee. Lessee agrees to pay to Lessor the cost of any Change Order promptly upon receipt of an invoice for same. Similarly, any cost savings resulting from such Change Order(s) shall be credited to the Lessee.

8. If Lessee elects to use the architect suggested by Lessor, this architect becomes the Lessee's agent solely with respect to the plans, specifications and The Work. If any change is made after completion of schematic drawings and prior to completion of final construction documents which result in a Change Order and additional costs, such costs shall be the responsibility of the Lessee.

9. Prior to Lessee's occupancy of the Premises, Lessee shall identify and list any portion of The Work which does not conform to this Workletter Agreement ("Punch List"). The Lessor shall review with the Lessee all of the items so listed and correct or complete any portion of The Work which fails to conform to the requirements of this Workletter Agreement.

10. The terms contained in the Lease (which include all exhibits attached thereto) constitute Lessor's agreement with Lessee with respect to the work to be performed by Lessor on Lessee's behalf. If the architectural drawings are in conflict with the terms of the Lease, then the Lease shall be deemed the controlling document.

11. All materials and installations constructed for the Lessee within the Premises shall become the property of the Lessor upon installation. No refund, credit or removal of said items is to be permitted at the termination of the Lease. Items installed that are not integrated in any such way with other common building materials do not fall under this provision (e.g. shelving, furniture, etc.).

12. It is agreed that notwithstanding the date provided in the Lease for the Commencement Date, the term shall not commence until Lessor has "substantially completed" all work to be performed by Lessor as hereinbefore set forth in Paragraph 3 above and as set forth in the

                               Exhibit C - Page 2

         Lease; provided, however, that if Lessor shall be delayed in substantially completing said work as a result of:

         a. Lessee's failure to approve the plans and specifications in accordance with Paragraph 2 hereof; or

         b. Lessee's failure to furnish interior finish specifications, i.e., paint colors, carpet selection, etc., to Lessor by the fifth (5th) working day after Lessor has approved the plans and specifications submitted by Lessee referred to in Paragraph 2 hereof; or

         c. Lessee's request for materials, finishes or installations other than Lessor's Building Standard; or

         d.       Lessee's changes in The Work; or

         e. The performance of a person, firm, partnership or corporation employed by Lessee and the completion of the said work by said person, firm, partnership or corporation;

         then the Commencement Date of the term of said Lease shall be accelerated by the number of days of such delay and Lessee's obligation to pay Fixed Basic Rent and Additional Rent shall commence as of such earlier date.

13. Lessor shall permit Lessee and its agents to enter the Premises prior to the Commencement Date in order that Lessee may perform through its own non-union contractors (or union contractor if required by Lessor) such other work and decorations as Lessee may desire at the same time Lessor's contractors are working in the Premises. The foregoing license to enter prior to the Commencement Date, however, is conditioned upon:

         a. Lessee's workmen and mechanics working in harmony and not interfering with the labor employed by Lessor, Lessor's mechanics or contractors or by any other Lessee or its mechanics or contractors; and

         b. Lessee providing Lessor with evidence of Lessee's contractors and subcontractors carrying such worker's compensation, general liability, personal and property insurance as required by law and in amounts no less than the amounts set forth in
                  Article 30 of the Lease. If at any time such entry shall cause disharmony or interference therewith, this license may be withdrawn by Lessor upon forty-eight (48) hours written notice to Lessee. Such entry shall be deemed controlled by all of the terms, covenants, provisions and conditions of said Lease, except as to the covenant to pay Fixed Basic Rent and Additional Rent. Lessor shall not be liable in any way for any injury, loss or damage which may occur to any of Lessee's decorations or installations so made prior to the Commencement Date, the same being solely at Lessee's risk.

14. No part of the Premises shall be deemed unavailable for occupancy by the Lessee, or shall any work which the Lessor is obligated to perform in such part of the Premises be deemed incomplete for the purpose of any adjustment of Fixed Basic Rent payable hereunder, solely due to the non-completion of details of construction, decoration or mechanical adjustments which are minor in character and the non-completion of which does not materially interfere with the Lessee's use of such part of the Premises, provided that such adjustments are completed within twenty (20) business days.

15. Lessee is responsible for all costs related to the repairs and maintenance of any additional or supplemental HVAC systems, appliances and equipment installed to meet Lessee's specific requirements. Lessee shall purchase a service contract for this equipment so that the equipment is covered by such service contract each year of the term of the Lease and shall forward a copy of such contract to Lessor.

16. If construction is to occur in a space occupied by Lessee's employees, Lessee shall be liable for all costs associated with a delay if Lessee shall fail to comply with a submitted construction schedule to relocate personnel, furniture, or equipment. These costs shall include, but not be limited to the following:

                               Exhibit C - Page 3

         a.       cost of construction workers time wasted; and

         b. cost of any overtime work necessary to meet schedule deadlines; and

         c.       any other costs associated with delays in final completion.

17. This workletter is based on the quantities and specifications listed herein. Any change to these specifications shall require the recalculation of the construction costs. Such recalculation shall not negate any other section of this Lease.

18. All sums payable by Lessee to Lessor in connection with this Exhibit C and any other work to be performed by Lessor within the Premises and billable to Lessee shall be deemed Additional Rent.

19. With respect to the construction work being conducted in or about the Premises, each party agrees to be bound by the approval and actions of their respective construction representatives. Unless changed by written notification, the parties hereby designate the following individuals as their respective construction representatives:

         FOR LESSOR:                            FOR LESSEE:

         _________________________________      ________________________________
         c/o Mack-Cali Realty Corporation       ________________________________
         _________________________________      ________________________________
         _________________________________      ________________________________




                               Exhibit C - Page 4

                                  EXHIBIT C-1
                                  -----------

                   AIR CONDITIONING & HEATING DESIGN STANDARDS


The following are design standards for the building air-conditioning system for cooling and heating in the air in the subject building:

1. During the normal heating season to maintain an average indoor dry bulb temperature of not less than 70 degrees F (21 degrees C) or more than 76 degrees (24.4 degrees C) when the outdoor dry bulb temperature is lower than 65 degrees F (18 degrees C) but not lower than 0 degrees F (-13 degrees C).

2. To maintain comfort cooling for an average indoor dry bulb temperature of not more than 78 degrees F when the outside dry bulb temperature is 95 degrees F (24 degrees C).

3. During the intermediate seasons, when the outside dry bulb temperature is below 55 degrees (13 degrees C), cooling will be provided by outside air usage in conjunction with operating of return air, outside air and exhaust air dampers.

4. To furnish not less than .10 cubic foot of fresh air per minute per square foot of rentable area, and between .20 and 1.0 cubic feet of total air per minute, per square foot of rentable occupied space.

5. Lessor will not be responsible for the failure of the air-conditioning system if such failure results from (i) the occupancy of the Premises with more than an average of one (1) person for each one hundred (100) usable square feet of floor area (ii) the installation or operation by Lessee of machines and appliances, the installed electrical load of which when combined with the load of all lighting fixtures exceeds five
         (5) watts per square foot of floor area and in any manner exceeding the aforementioned occupancy and electrical load criteria, or (iii) rearrangement of partitioning after the initial preparation of the Premises. If interference with normal operation of the air-conditioning system in the Premises results, necessitating changes in the air conditioning system servicing the Premises, such changes shall be made by Lessor upon written notice to Lessee at Lessee's sole cost and expense. Lessee agrees to lower and close window coverings when necessary because of the sun's position whenever the air conditioning system is in operation, and Lessee agrees at all times to cooperate fully with Lessor and to abide by all the Rules and Regulations attached hereto as well as reasonable rules and regulations which Lessor may hereafter prescribe involving the air-conditioning system.

                                    -- END --




                              Exhibit C-1 - Page 1

                                    EXHIBIT D
                                    ---------

                                CLEANING SERVICES
                             (Five Nights Per Week)

LESSEE'S PREMISES
-----------------

 1.      Vacuum clean all carpeted areas.

 2.      Sweep and dust mop all non-carpeted areas. Wet mop whenever necessary.

 3. All office furniture such as desks, chairs, files, filing cabinets, etc. shall be dusted with a clean treated dust cloth whenever necessary and only if such surfaces are clear of Lessee's personal property including but not limited to plants.

 4.      Empty and wash ashtrays.

 5.      Empty wastepaper baskets and remove waste to the designated areas.

 6. All vertical surfaces within arms reach shall be spot cleaned to remove finger marks and smudges. Baseboard and window sills are to be spot cleaned whenever necessary.

 7. All cleaning of cafeterias, vending areas, kitchen facilities are excluded. Lessee may make necessary arrangements for same directly with Lessor's cleaning maintenance company.

 8. Cleaning hours shall be Monday through Friday between 7:00 p.m. and 11:00 p.m.

 9.      No cleaning service is provided on Saturday, Sunday and Building
         Holidays.

10. Cartons or refuse in excess which can not be placed in wastebaskets will not be removed. Lessee is responsible to place such unusual refuse in trash dumpster.

11. Cleaning maintenance company will not remove nor clean tea, office cups or similar containers. If such liquids are spilled in waste baskets, the waste baskets will be emptied but not otherwise cleaned. Lessor will not be responsible for any stained carpet caused from liquids leaking or spilling from Lessee's wastepaper receptacles.

12. Upon completion of cleaning, all lights will be turned off and doors locked leaving the Premises in an orderly condition.

13. Glass entrance doors will be cleaned nightly. Interior glass doors or glass partitions are excluded. Lessee may make arrangements for same with Lessor's cleaning maintenance company.

COMMON AREAS
------------

 1. Vacuum all carpeting in entrance lobbies, outdoor mats and all corridors.

 2. Wash glass doors in entrance lobby with a clean damp cloth and dry towel.

 3. Clean cigarette urns. Sweep and/or wet mop all resilient tile flooring. Hard surface floors such as quarry tile, etc., shall be cleaned nightly.

 4.      Wash, clean and disinfect water fountains.

 5.      Clean all elevators and stairwells.

 6.      Lavatories -- Men and Women.
         a. Floors in all lavatories shall be wet mopped each evening with a germicidal detergent to ensure a clean and germ free surface.
         b. Wash and polish all mirrors, shelves, bright work including any piping and toilet seats.
         c. Wash and disinfect wash basins and sinks using a germicidal detergent.
         d.   Wash and disinfect toilet bowls and urinals.
         e. Keep lavatory partitions, tiled walls, dispensers and receptacles in a clean condition using a germicidal detergent when necessary.
         f.   Empty and sanitize sanitary disposal receptacles.
         g. Fill toilet tissue holders, towel dispensers and soap dispensers. Refills to be supplied by Lessor.

 7.      Clean all air ventilation grill work in ceilings.


                               Exhibit D - Page 1

                                    EXHIBIT E
                                    ---------

                                BUILDING HOLIDAYS

                                 BUILDING CLOSED



                               * NEW YEAR'S DAY *


                                * MEMORIAL DAY *


                              * INDEPENDENCE DAY *


                                  * LABOR DAY *


                              * THANKSGIVING DAY *


                                * CHRISTMAS DAY *


                                    -- END --





                               Exhibit E - Page 1

                                    EXHIBIT F
                                    ---------

                           TENANT ESTOPPEL CERTIFICATE

TO:  MORTGAGEE and/or its affiliates and/or whom else it may concern:

1. The undersigned is the Lessee (Tenant) under that certain Lease dated _______ by and between _______ as Lessor (Landlord) and _______ as Lessee, covering those certain premises commonly known and designated as _______ r.s.f. on the _______ ( ) floor of____________________________, NJ.

2. The Lease has not been modified, changed, altered or amended in any respect (except as indicated following this sentence) and is the only Lease or agreement between the undersigned and the Lessor affecting said premises. If none, state "none".

3. The undersigned has made no agreements with Lessor or its agents or employees concerning free rent, partial rent, rebate of rental payments or any other type of rental concession (except as indicated following this sentence), except as set forth in Paragraph 10 of the Preamble. If none, state "none".

4. The undersigned has accepted and now occupies the premises, and is and has been open for business since _______, 200_. The Lease term began _______, 2003, and the rent for said premises has been paid to and including , 2003 in conformity with this Lease agreement. No rent has been prepaid for more than two (2) months. The fixed minimum rent being paid as above is $ __________ per month. If Lessee is not in full possession, whether Lessee has assigned the Lease, sublet all or any portion of the Premises, or otherwise transferred any interest in the Lease or the Premises, Lessee agrees to provide a copy of such assignment, sublease, or transfer upon request.

5. To the best of Lessee's knowledge, the Lease is not in default and is in full force and effect. As of the date hereof, the undersigned is entitled to no credit, no free rent and no offset or deduction in rent.

6. All alterations, improvements, additions, build-outs, or construction required to be performed under the Lease have been completed in accordance with the terms of the Workletter attached to Lease as Exhibit C.

7. The Lease does not contain and the undersigned doesn't have any outstanding options or rights of first refusal to purchase the premises or any part thereof or the real property of which the premises are a part.

8. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

9. To the best of Lessee's knowledge there are currently no valid defenses, counterclaims, off-sets, credits, deductions in rent, or claims against the enforcement of any of the agreements, terms, or conditions of the Lease.

10. The undersigned acknowledges that all the interest of Lessor in and to the above-mentioned Lease is being duly assigned to MORTGAGEE or one of its affiliates hereunder and that pursuant to the terms thereof (i) all rental payments under said Lease shall continue to be paid to Lessor in accordance with the terms of the Lease unless and until you are otherwise notified in writing by MORTGAGEE, or its successor or assigns and (ii) no modification, revision, or cancellation of the Lease or amendments thereto shall be effective unless a written consent thereto of such mortgagee is first obtained.

11. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of the Lessee.

Dated this ________ day of __________________ , 2003

LESSEE:



______________________________________
Name:
Title:

                               Exhibit F - Page 1

                                    EXHIBIT G
                                    ---------

                           COMMENCEMENT DATE AGREEMENT

1.0      PARTIES
---      -------

         THIS AGREEMENT made the _________day of ________, 2003 is by and between ________________ (hereinafter "Lessor") whose address is c/o Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016 and _________________________ (hereinafter "Lessee") whose address is _______________________________________________________.

2.0      STATEMENT OF FACTS
---      ------------------

         2.1 Lessor and Lessee entered into a Lease dated ____________, 2003 (hereinafter "Lease") setting forth the terms of occupancy by Lessee of approximately ________ rentable square feet on the _____ (___) floor (hereinafter "Premises") at _____________________________ (hereinafter "Building"); and

         2.2 The Term of the Lease is for ____________ (__) months with the Commencement Date of the initial Term being defined in the Preamble to the Lease as being subject to change under Articles 27 and 43 thereof; and

         2.3 It has been determined in accordance with the provisions of Articles 27 and 43 of the Lease that ___________, 2003 is the Commencement Date of the Term of the Lease.

3.0      STATEMENT OF TERMS
---      ------------------

                  NOW, THEREFORE, in consideration of the Premises and the covenants hereinafter set forth, it is agreed:

         3.1 The Commencement Date of the Term of the Lease is ___________, 2003 and the Expiration Date thereof is _____________ , 2003 and the Lease Preamble Articles 6 and 9 shall be deemed modified accordingly.

         3.2 Article 10 of the Preamble shall be deemed modified as follows:

         3.3 This Agreement is executed by the parties hereto for the purpose of providing a record of the Commencement and Expiration Dates of the Lease, adjust the Term of the Lease and Fixed Basic Rent amount accordingly.

         EXCEPT as modified herein, the Lease covering the Premises shall remain in full force and effect as if the same were set forth in full herein and Lessor and Lessee hereby ratify and confirm all the terms and conditions thereof.

         THIS AGREEMENT shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

         EACH PARTY AGREES that it will not raise or assert as a defense to any obligation under the Lease or this Agreement or make any claim that the Lease or this Agreement is invalid or unenforceable due to any failure of this document to comply with ministerial requirements including, but not limited to, requirements for corporate seals, attestations, witnesses, notarizations, or other similar requirements, and each party hereby waives the right to assert any such defense or make any claim of invalidity or unenforceability due to any of the foregoing.

         IN WITNESS THEREOF, Lessor and Lessee have hereunto set their hands and seals the date and year first above written and acknowledge one to the other they possess the requisite authority to enter into this transaction and to sign this Agreement.

LESSOR                                        LESSEE


By: ________________________________          By: ______________________________
    Michael K. Nevins                             Name:
    Vice President - Leasing                      Title:


                               Exhibit G - Page 1

                                    EXHIBIT H

[Date]



Gentlemen:

BY ORDER OF OUR CLIENT _______________________, HAVING AN OFFICE AT ___________________, WE HEREBY ESTABLISH OUR IRREVOCABLE LETTER OF CREDIT NO.
________________ IN YOUR FAVOR FOR A SUM OR SUMS NOT TO EXCEED US
$__________________ (Write Out Sum___________________) IN THE AGGREGATE,
EFFECTIVE IMMEDIATELY.

THIS LETTER OF CREDIT SHALL BE PAYABLE IN IMMEDIATELY AVAILABLE FUNDS IN U.S. DOLLARS. FUNDS UNDER THIS LETTER OF CREDIT ARE PAYABLE TO YOU UPON YOUR PRESENTATION TO US OF A SIGHT DRAFT DRAWN ON US IN THE FORM OF EXHIBIT A ATTACHED HERETO. ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT FOR PROPER ENDORSEMENT. Partial draws under this letter of credit are permissible.

WE ARE INFORMED THAT THIS LETTER OF CREDIT MAY BE REDUCED FROM TIME TO TIME PRIOR TO EXPIRATION. SHOULD YOU WISH TO REDUCE THIS LETTER OF CREDIT, WE REQUEST YOU PRESENT THE FOLLOWING STATEMENT ON YOUR LETTERHEAD, PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER (INDICATING NAME AND TITLE) AS FOLLOWS:

"WE AUTHORIZE THE REDUCTION OF _________ BANK, NATIONAL ASSOCIATION, IRREVOCABLE LETTER OF CREDIT NUMBER ______________ BY THE AMOUNT OF US $__________________, THE NEW BALANCE OF THE LETTER OF CREDIT WILL BE US $____________________."

IT IS A CONDITION OF THIS LETTER OF CREDIT, THAT IT WILL AUTOMATICALLY BE EXTENDED FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR FROM ITS PRESENT, OR ANY FUTURE EXPIRATION DATE, BUT NOT BEYOND _______________, 20__, UNLESS YOU RECEIVE OUR WRITTEN NOTIFICATION, DELIVERED TO YOU AT THE ABOVE ADDRESS, BY REGISTERED MAIL OR OTHER FORM OF DELIVERY FOR WHICH RECEIPT IS ACKNOWLEDGED, AT LEAST SIXTY
(60) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE, ADVISING YOU THAT WE HAVE ELECTED NOT TO EXTEND THIS LETTER OF CREDIT FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR. NOTWITHSTANDING THE ABOVE, THIS LETTER OF CREDIT SHALL TERMINATE AND WILL NOT BE EXTENDED BEYOND ____________, 20__.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY, BUT NOT IN PART .

WE HEREBY AGREE TO HONOR EACH DRAFT DRAWN UNDER AND IN COMPLIANCE WITH THIS LETTER OF CREDIT IF DULY PRESENTED ON OR BEFORE _____________, 20__, OR ANY AUTOMATICALLY EXTENDED PERIOD THEREAFTER, AT OUR OFFICE LOCATED AT
_____________________________________________.

THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

                                           VERY TRULY YOURS,


                                           ________________________________
                                           Name:
                                           Title:



                               Exhibit H - Page 1